UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by Party other than the Registrant    ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 17, 2015

Fellow Stockholder:

It is my pleasure to invite you to BlackRock, Inc.’s 2015 Annual Meeting of Stockholders.

We will hold the meeting on Thursday, May 28, 2015, beginning at 8:00 a.m., local time, at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022.

The attached Notice of Annual Meeting and the Proxy Statement describe the business that we will conduct at the meeting and provide information about BlackRock.

As both a fiduciary and a public company, we believe that good corporate governance is critical to achieving sustainable returns over the long term. We are vocal advocates for the adoption of sound corporate governance policies that include strong board of director leadership, prudent management practices and transparency.

We believe that we have implemented such a corporate governance framework at BlackRock and hope that you will find that reflected in the attached Proxy Statement. We also encourage you to fulfill your role in our corporate governance by reviewing the attached materials and submitting your proxy, whether you plan to attend the meeting or not. Your vote is important.

If you plan to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 2 of the Proxy Statement. Whether you plan to attend the meeting or not, please review the attached material and submit your proxy promptly by telephone or via the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials or on the attached proxy card, or by completing, signing, dating and returning the attached proxy card. Doing so will help ensure that the matters coming before the meeting can be acted upon. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the meeting and vote in person.

We look forward to seeing you at the meeting.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

BlackRock, Inc.

55 East 52nd Street New York, New York 10055

1

April 17, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

We will hold the Annual Meeting of Stockholders of BlackRock, Inc. at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022, on Thursday, May 28, 2015, beginning at 8:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	elect 18 directors to serve on our Board of Directors;

(2)	approve the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Amended Plan”);

(3)	approve, by non-binding advisory vote, the compensation of the named executive officers (the “NEOs”) as disclosed and discussed in the Proxy Statement;

(4)	ratify the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2015;

(5)	consider and vote on two stockholder proposals, if properly presented at the Annual Meeting; and

(6)	consider any other business that is properly presented at the Annual Meeting.

You may vote at the Annual Meeting if you were a BlackRock stockholder at the close of business on April 1, 2015, the record date for the Annual Meeting.

Please note that we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce our impact on the environment. A Notice of Internet Availability of Proxy Materials, which contains instructions about how to access our proxy materials and vote online, is being mailed to our stockholders beginning on April 17, 2015. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

By Order of the Board of Directors,

J. Russell McGranahan

Corporate Secretary

BlackRock, Inc.

55 East 52nd Street New York, New York 10055

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting to be held on Thursday, May 28, 2015: Our Proxy Statement and 2014 Annual Report, are available free of charge on our website at www.blackrock.com.

PROXY STATEMENT	1

ITEM 1 ELECTION OF DIRECTORS	5
Information Concerning the Nominees and Directors	5
Other Executive Officers	16
Director Independence	17
Board Committees	18
Corporate Governance Guidelines and Code of Business Conduct and Ethics	23
Combined Principal Executive Officer and Board Chairperson Positions; Lead Independent Director	23
Policy Engagement, Transparency and Protecting Investors	24
Report of the Audit Committee	25
Ownership of BlackRock Common and Preferred Stock	26
Compensation of Executive Officers	28
Compensation Discussion and Analysis	28
Management Development and Compensation Committee Interlocks and Insider Participation	47
Report of the Management Development and Compensation Committee	47
Summary of Compensation	48
2014 Director Compensation	54
Equity Compensation Plan Information	55
Section 16(A) Beneficial Ownership Reporting Compliance	55
Certain Relationships and Related Transactions	55

ITEM 2 APPROVAL OF THE BLACKROCK, INC. SECOND AMENDED AND RESTATED 1999 STOCK AWARD AND INCENTIVE PLAN	65
Summary of Amended Plan	65
United States Federal Income Tax Information	68
New Plan Benefits and Additional Information	69
Board of Directors Recommendation	69

ITEM 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS	70
Board of Directors Recommendation	70

ITEM 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71
Fees Incurred by BlackRock for Deloitte & Touche LLP	71
Audit Committee Pre-Approval Policy	71
Board of Directors Recommendation	72

ITEM 5 STOCKHOLDER PROPOSAL – ADOPTION OF PROCEDURES TO AVOID HOLDING OR RECOMMENDING INVESTMENTS IN COMPANIES THAT SUBSTANTIALLY CONTRIBUTE TO GENOCIDE	73

ITEM 6 STOCKHOLDER PROPOSAL – PRODUCTION OF AN ANNUAL REPORT ON CERTAIN TRADE ASSOCIATION AND LOBBYING EXPENDITURES	76

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	79
Other Matters	81

i

April  17, 2015

PROXY STATEMENT

The proxy materials are delivered in connection with the solicitation by the Board of Directors of BlackRock, Inc. (“BlackRock” or the “Company”) of proxies to be voted at BlackRock’s 2015 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

You are invited to attend our 2015 Annual Meeting of Stockholders on Thursday, May 28, 2015, beginning at 8:00 a.m., local time. The Annual Meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022. Directions are available through the Annual Meeting link accessible via the “Investor Relations” homepage on: www.blackrock.com.

A Notice of Internet Availability of Proxy Materials is being mailed to our stockholders beginning on April 17, 2015.

Items to be Voted on at the Annual Meeting

We will vote on the election of 18 directors.

We will vote on the approval of the Amended Plan in the form of Annex A.

We will hold a non-binding advisory vote on the compensation of the NEOs as disclosed and discussed in this Proxy Statement.

We will vote on the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2015.

We will consider two stockholder proposals, if properly presented at the Annual Meeting.

We will also consider other business that properly comes before the Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors (Item 1);

•	“FOR” the approval of the Amended Plan (Item 2);

•	“FOR” the approval of BlackRock’s compensation for NEOs, as discussed in the Proxy Statement (Item 3);

•	“FOR” the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2015 (Item 4); and

•	“AGAINST” each of the stockholder proposals (Items 5 and 6).

Stockholders Entitled to Vote

Holders of record of BlackRock common stock at the close of business on April 1, 2015 are entitled to receive notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of April 1, 2015, 164,951,984 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

How to Vote

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 27, 2015 by calling the toll-free telephone number on the attached proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 27, 2015 by accessing the website listed on the Notice of Internet Availability of Proxy Materials and your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

Attending and Voting at the Annual Meeting

You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act as a representative for, a holder of BlackRock common stock at the close of business on April 1, 2015. Stockholders, or their valid legal proxies, planning to attend the Annual Meeting in person must request an admission ticket in advance of the Annual Meeting by visiting www.proxyvote.com and following the instructions provided (you will need the 16-digit “control” number included on your proxy card, voter instruction or form of notice). Tickets will be issued to registered and beneficial owners. Requests for admission tickets will be processed in the order they are received and must be requested no later than May 27, 2015. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. In addition to your admission ticket, please bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card or passport, to gain entry to the Annual Meeting. If you were the beneficial owner of shares held in the name of a bank, broker or other holder of record, you or your representative must also bring proof of your stock ownership as of the close of business on April 1, 2015, such as an account statement or similar evidence of ownership. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. If you are unable to provide valid photo identification or if we are unable to validate that you were a stockholder (or that you are authorized to act as a legal proxy for a stockholder) or you cannot comply with the other procedures outlined above for attending the Annual Meeting in person, we will not be able to admit you to the Annual Meeting.

In the event you submit your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Revocation of Proxies

Proxies may be revoked at any time before they are exercised by:

•	written notice to the Corporate Secretary of BlackRock;

•	submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 27, 2015;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the New York Stock Exchange (“NYSE”). The election of directors, the approval of the Amended Plan, the approval of NEO compensation and the stockholder proposals are not deemed “routine” by the NYSE and nominees have no discretionary voting power for these matters. The ratification of auditors is deemed a “routine” matter on which nominees have discretionary voting power.

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 18 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) with respect to Item 1 will be elected as a director. Abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote to elect directors. A majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of the Amended Plan, Item 3, the approval of NEO compensation, Item 4, the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2015 and each of Item 5 and Item 6, the stockholder proposals. In the vote for Items 2, 3, 4, 5 and 6, abstentions have the same effect as a vote cast against the proposal. In the vote for Items 2, 3, 5 and 6, broker “non-votes” will be disregarded and have no effect.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission and facsimile transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 55 East 52nd Street, New York, New York 10055, by contacting the Corporate Secretary of BlackRock.

Multiple Stockholders Sharing the Same Address

In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one such copy, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any stockholder who sends a written request to:

BlackRock, Inc. Attn: Corporate Secretary 55 East 52nd Street New York, New York 10055

You may also contact our Corporate Secretary at (212) 810-5300. You may also notify us that you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to our Corporate Secretary. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Voting Results

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Available Information

BlackRock makes available free of charge through its website at www.blackrock.com, under the heading “Investor Relations/SEC Filings,” its Annual Reports to Stockholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, this Proxy Statement and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public. Further, BlackRock will provide, without charge to each stockholder upon written request, a copy of BlackRock’s Annual Reports to Stockholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, this Proxy Statement and form of proxy and all amendments to those reports. Written requests for copies should be addressed to:

BlackRock, Inc. Attn: Corporate Secretary 55 East 52nd Street New York, New York 10055

Requests may also be directed to (212) 810-5300 or via e-mail to invrel@blackrock.com. Copies may also be accessed electronically by means of the Securities and Exchange Commission’s (“SEC”) home page on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) is not part of the proxy solicitation materials.

ITEM 1

ELECTION OF DIRECTORS

Information Concerning the Nominees and Directors

BlackRock’s Board of Directors currently consists of 18 directors, which number of directors may be increased or decreased by the Board of Directors. Following the 2015 Annual Meeting, assuming the Directors nominated are re-elected, BlackRock’s Board of Directors is expected to consist of 18 Directors, 14 of whom, representing over 75% of the Board, will be “independent” as defined in the NYSE listing standards.

BlackRock’s Board of Directors was declassified as of the 2013 Annual Meeting and all directors are now elected annually for one-year terms. If elected, each such director will serve until the annual meeting of stockholders in 2016, or, in each case, until succeeded by another qualified director who has been elected or until his or her death, resignation or retirement.

BlackRock’s implementation and stockholder agreement with The PNC Financial Services Group, Inc. (“PNC”) provides, subject to the waiver provisions of the agreement, that BlackRock will use its best efforts to cause the election at each annual meeting of stockholders such that the Board of Directors will consist of no more than 19 directors, not less than two nor more than four directors who will be members of BlackRock management, two directors who will be designated by PNC and the remaining directors being independent for purposes of the rules of the NYSE and not designated by or on behalf of PNC or any of its affiliates. PNC has designated one member of the Board of Directors, William S. Demchak. PNC has notified BlackRock that for the time being it will not designate a second director to the Board of Directors, although it retains the right to do so at any time in accordance with the implementation and stockholder agreement between BlackRock and PNC. PNC has additionally been permitted to invite an observer to attend meetings of the Board of Directors as a non-voting guest. The PNC observer is Gregory B. Jordan, the General Counsel & Head of Regulatory and Governmental Affairs of PNC. Laurence D. Fink and Robert S. Kapito are directors and members of BlackRock management.

Majority Vote Standard for Election of Directors

BlackRock’s amended and restated bylaws require directors to be elected by a majority of the votes cast with respect to each director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standards for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is seven days in advance of when we file our definitive Proxy Statement with the SEC. Under our Director Resignation Policy, any incumbent director who fails to receive a majority of votes cast must tender his or her resignation to the Board of Directors. In that situation, the Nominating and Governance Committee would make a recommendation to the Board of Directors about whether to accept or reject the resignation or whether to take other action. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board of Directors’ decision.

Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote “FOR” the election of each of the 18 nominees. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

The following biographical information regarding each director nominee highlights the particular experience, qualifications, attributes or skills possessed by each director nominee and each continuing director that led the Board of Directors to determine that such person should serve as director. The information that follows is as of January 31, 2015.

Abdlatif Yousef Al-Hamad

Director Since 2009

Age 77

Experience and Qualifications

Mr. Al-Hamad has served as Director General and Chairman of the Board of Directors of the Arab Fund for Economic and Social Development since 1985. He was the Minister of Finance and Planning of Kuwait from 1981 to 1983 and prior to that served for eighteen years as the Director General of the Kuwait Fund for Arab Economic Development. He is a member of the Board of the Kuwait Investment Authority. Mr. Al-Hamad chaired the Development Committee Task Force on Multilateral Development Banks and has served on the International Advisory Boards of Morgan Stanley, Marsh & McLennan Companies, Inc., American International Group, Inc. and the National Bank of Kuwait.

Mr. Al-Hamad’s extensive experience in the strategically important Middle East region and his expertise in international finance, economic policy and government relations provide the Board with an experienced outlook on international business policy and global capital markets.

BlackRock Board Committee Memberships

Nominating and Governance Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

None

Mathis Cabiallavetta

Director Since 2007

Age 70

Experience and Qualifications

Mr. Cabiallavetta has served as a member of the Board of Directors of Swiss Re Ltd. since 2008 and as the Vice Chairman of the Board since 2009. Mr. Cabiallavetta will step down as Vice Chairman of the Board of Swiss Re Ltd. in April 2015, but will be a nominee for re-election to the Swiss Re Ltd. Board. Mr. Cabiallavetta retired as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. and as Chairman of Marsh & McLennan Companies International in 2008. Prior to joining Marsh & McLennan Companies, Inc. in 1999, Mr. Cabiallavetta was Chairman of the Board of Directors of Union Bank of Switzerland (UBS A.G.).

As a leader of Swiss Re Ltd. and a former leader of Marsh & McLennan Companies, Inc. and Union Bank of Switzerland (UBS A.G.), Mr. Cabiallavetta brings executive experience from these large and complex multinational businesses and provides substantial expertise in international financial markets to the Board of Directors and a unique insight and perspective to its oversight of the Company’s global business.

BlackRock Board Committee Memberships

Audit Committee

Nominating and Governance Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

Swiss Re Ltd. (2008 – present) (Vice Chairman 2009 – April 2015)

Philip Morris International Inc. (2002 – 2014)

Pamela Daley

Director Since 2014

Age 62

Experience and Qualifications

Ms. Daley retired from General Electric Company (“GE”) in January 2014 and served as a Senior Advisor to the Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as Senior Vice President of Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Ms. Daley joined GE in 1989 as Tax Counsel. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions. Ms. Daley serves on the board of BG Group, an international gas and oil company traded on the London Stock Exchange.

With over 30 years of transactional experience and more than 20 years as an executive with GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

BlackRock Board Committee Memberships

Audit Committee

Other Public Company Directorships (within the past 5 years)

BG Group (2014 – present)

William S. Demchak

Director Since 2003

Age 52

Experience and Qualifications

Mr. Demchak has been President and Chief Executive Officer of PNC since April 2013 and is also a member of its Board of Directors. Prior to that, Mr. Demchak has held a number of supervisory positions at PNC, including President and Senior Vice Chairman. Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. from 1997 to 2002. PNC is a large, national diversified financial services company providing traditional banking and asset management services.

BlackRock Board Committee Memberships

Executive Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

PNC (2013 – present)

Jessica P. Einhorn

Director Since 2012

Age 67

Experience and Qualifications

Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University from 2002 until June 2012. Prior to becoming Dean, she was a consultant at Clark & Weinstock, a strategic consulting firm. She spent nearly twenty years at the World Bank, concluding as Managing Director in 1998. Between 1998 and 1999, Ms. Einhorn was a Visiting Fellow at the International Monetary Fund. Prior to joining the World Bank in 1978, she held positions at the U.S. Treasury, the U.S. State Department and the International Development Cooperation Agency of the United States. She currently serves as a director of the Peterson Institute for International Economics and the National Bureau of Economic Research. As of July 2012, she is resident at The Rock Creek Group in Washington, DC, where she is a longstanding member of The Rock Creek Group Advisory Board.

Ms. Einhorn’s leadership experience in academia and at the World Bank, and experience in the U.S. government and at the International Monetary Fund, provides the Board of Directors with a unique perspective and in-depth understanding on issues concerning international finance, economics and public policy. Through her service on other public company boards, Ms. Einhorn also has developed expertise in corporate governance.

BlackRock Board Committee Memberships

Risk Committee

Other Public Company Directorships (within the past 5 years)

Time Warner, Inc. (2005 – present)

Laurence D. Fink

Director Since 1998

Age 62

Experience and Qualifications

Mr. Fink has been Chairman and Chief Executive Officer of BlackRock since 1988. Mr. Fink also leads BlackRock’s Global Executive Committee and is a trustee of one of BlackRock’s open-end fund complexes.

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of the Company and its business enables him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

BlackRock Board Committee Memberships

Executive Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

None

Fabrizio Freda

Director Since 2012

Age 57

Experience and Qualifications

Mr. Freda has served as President and Chief Executive Officer of The Estée Lauder Companies Inc. (“Estée Lauder”) since July 2009, and is also a member of its Board of Directors. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from 2008 to July 2009. Estée Lauder is a global leader in prestige beauty with more than 30 brands and 42,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA.

Mr. Freda’s extensive experience in product strategy, innovation and global branding bring valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Company with unique perspectives on its own marketing, strategy and innovation initiatives.

BlackRock Board Committee Memberships

Nominating and Governance Committee

Other Public Company Directorships (within the past 5 years)

The Estée Lauder Companies Inc. (2009 – present)

Murry S. Gerber

Director Since 2000

Age 61

Experience and Qualifications

Mr. Gerber has served as a member of the Boards of Directors of U.S. Steel Corporation since July 2012 and Halliburton Company since January 2012. Previously, Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy company, from 2010 until May 2011, as Chairman and Chief Executive Officer of EQT Corporation from 2007 to 2010, as Chairman, Chief Executive Officer and President of EQT Corporation from 2000 to 2007 and as Chief Executive Officer and President of EQT Corporation from 1998 to 2000.

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board of Directors significant financial expertise as well as expert knowledge of the energy sector.

BlackRock Board Committee Memberships

Audit Committee (Chairperson)

Executive Committee

Management Development and Compensation Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

U.S. Steel Corporation (2012 – present)

Halliburton Company (2012 – present)

EQT Corporation (1998 – 2012, Chairman from 2000 – 2010 and Executive Chairman from 2010 – 2011)

James Grosfeld

Director Since 1999

Age 77

Experience and Qualifications

Mr. Grosfeld was formerly Chairman of the Board and Chief Executive Officer of Pulte Homes, Inc., a home builder and mortgage banking and financing company, from 1974 to 1990. Mr. Grosfeld has served as a trustee of Lexington Realty Trust since 2003.

As the former Chairman and Chief Executive Officer of Pulte Homes, Inc., the nation’s largest homebuilder, Mr. Grosfeld provides the Board of Directors with practical management and leadership expertise on public company governance as well as expertise in financial services and real estate matters.

BlackRock Board Committee Memberships

Management Development and Compensation Committee

Nominating and Governance Committee

Other Public Company Directorships (within the past 5 years)

Lexington Realty Trust (2003 – present)

Robert S. Kapito

Director Since 2006

Age 57

Experience and Qualifications

Mr. Kapito has been President of BlackRock since 2007. Mr. Kapito is also a member of the Global Executive Committee of BlackRock. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of its Portfolio Management Group since 1988.

As one of the founding principals of the Company, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board of Directors industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management as well as extensive experience overseeing the Company’s day-to-day operations.

BlackRock Board Committee Memberships

None

Other Public Company Directorships (within the past 5 years)

None

David H. Komansky

Director Since 2003

Age 75

Experience and Qualifications

Mr. Komansky retired as Chairman of the Board of Merrill Lynch in 2003. Mr. Komansky became Chairman of the Board of Merrill Lynch in 1997, served as a director and Chief Executive Officer of Merrill Lynch from 1996 to 2002 and as a director, President and Chief Operating Officer of Merrill Lynch from 1995 to 1996. Previously, Mr. Komansky served as a director of WPP Group plc from 2003 to 2009.

Mr. Komansky’s chief executive experience at Merrill Lynch and his financial and management expertise provides the Board of Directors with a valuable perspective and leadership insights on a wide range of corporate governance matters unique to complex financial organizations.

BlackRock Board Committee Memberships

Executive Committee

Management Development and Compensation Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

None

Sir Deryck Maughan

Director Since 2006

Age 67

Experience and Qualifications

Sir Deryck served as a Senior Advisor of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) from January 2013 until December 2014. Previously, he was Partner and Head of the Financial Institutions Group of KKR since 2009 and Managing Director since 2005. He was Chairman of KKR Asia from 2005 to 2009. Prior to joining KKR, Sir Deryck served as Vice Chairman of Citigroup from 1998 to 2004, as Chairman and Chief Executive Officer of Salomon Brothers from 1992 to 1997 and as Chairman and Chief Executive Officer of Salomon Brothers Asia from 1986 to 1991. He also was Vice Chairman of the U.S.-Japan Business Council from 2002 to 2004. Prior to joining Salomon Brothers in 1983, Sir Deryck worked at Goldman Sachs. He served in H.M. Treasury (UK Economics and Finance Ministry) from 1969 to 1979. He has also served as a director of GlaxoSmithKline plc since 2004 and Thomson Reuters from 2008 to 2014.

Sir Deryck’s internationally focused leadership positions at KKR, a global leader in private equity, fixed income and capital markets, and at Citigroup and Salomon Brothers provide the Board of Directors with a valuable perspective on international finance and capital markets.

BlackRock Board Committee Memberships

Executive Committee

Management Development and Compensation Committee

Risk Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

Thomson Reuters (2008 – 2014)

GlaxoSmithKline plc (2004 – present)

Cheryl D. Mills

Director Since 2013

Age 49

Experience and Qualifications

Ms. Mills is Founder and Chief Executive Officer of the BlackIvy Group, an investment company that grows and builds businesses in Sub-Saharan Africa. Formerly, she served as Chief of Staff to Secretary of State Hillary Clinton, and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009 where she served as Senior Vice President for Administration and Operations and as General Counsel. She also served as Secretary of the University’s Board of Trustees. From 1999 to 2001, Ms. Mills was Senior Vice President for Corporate Policy and Public Programming at Oxygen Media. Prior to joining Oxygen, Ms. Mills served as Deputy Counsel to President Clinton and as the White House Associate Counsel. She began her career as an Associate at the Washington, D.C. law firm of Hogan & Hartson. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.

Ms. Mills brings to the Board of Directors a range of leadership experiences from government and academia and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, corporate administration and corporate governance.

BlackRock Board Committee Memberships

Management Development and Compensation Committee

Other Public Company Directorships (within the past 5 years)

None

Thomas H. O’Brien

Director Since 1999

Age 78

Experience and Qualifications

Mr. O’Brien retired as Chief Executive Officer of PNC in 2000, after 15 years in that position, and retired as Chairman of PNC in 2001, after 13 years in that position. Mr. O’Brien previously served as a director of Verizon Communications, Inc. from 1987 to 2011.

As a former leader of PNC, Mr. O’Brien has valuable insights on corporate governance and the U.S. financial and banking sectors to draw upon to serve the Board of Directors and the Company, particularly in his roles as lead independent director and chair of the Nominating and Governance Committee.

BlackRock Board Committee Memberships

Audit Committee

Executive Committee

Nominating and Governance Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

Verizon Communications, Inc. (1987 – 2011)

Ivan G. Seidenberg

Director Since 2011

Age 68

Experience and Qualifications

Mr. Seidenberg has served as an Advisory Partner of Perella Weinberg Partners since June 2012. Mr. Seidenberg has been on the Board of Directors of Boston Properties, Inc. since May 2014. Mr. Seidenberg retired as the Chairman of the Board of Verizon Communications, Inc. in December 2011 and previously served as its Chief Executive Officer from 2002 to 2011. Prior to the creation of Verizon Communications, Inc., Mr. Seidenberg was the Chairman and Chief Executive Officer of Bell Atlantic and NYNEX Corp.

Mr. Seidenberg brings extensive executive leadership experience to the Board from his tenure at Verizon Communications, Inc., one of the world’s leading providers of communications services, and through his extensive experience on the boards of public companies, he has developed an in-depth understanding of business and corporate governance.

BlackRock Board Committee Memberships

Audit Committee

Nominating and Governance Committee

Other Public Company Directorships (within the past 5 years)

Verizon Communications, Inc. (Chairman from 2004 – 2011)

Boston Properties, Inc. (2014 – present)

Marco Antonio Slim Domit

Director Since 2011

Age 46

Experience and Qualifications

Mr. Slim has been Chairman of the Board of Directors of Grupo Financiero Inbursa since 1997 and previously served as Chief Executive Officer of Grupo Financiero Inbursa from 1997 until April 2012. Mr. Slim is also Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina (IDEAL), an infrastructure company. In September 2014, Mr. Slim was appointed as Chief Executive Officer of Carso Energy, S.A. de C.V. Prior to April 2014, Mr. Slim was a member of the Board of Directors of Telefonos de Mexico, S.A.B. de C.V.

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in the financial sector and particular insight into Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in global markets, stockholder rights and international finance to the Board of Directors.

BlackRock Board Committee Memberships

Audit Committee

Other Public Company Directorships (within the past 5 years)

Grupo Financiero Inbursa (Chairman from 1997 – present)

Impulsora del Desarrollo y el Empleo en América Latina (2012 – present)

John S. Varley

Director Since 2009

Age 58

Experience and Qualifications

Mr. Varley has served as a member of the Boards of Directors of Rio Tinto PLC since 2011 and AstraZeneca PLC since 2006. Mr. Varley was Chief Executive of Barclays PLC and Barclays Bank PLC (“Barclays”) from 2004 to 2010. Previously, he served as the Finance Director of Barclays from 2000 until the end of 2003. Mr. Varley joined the Barclays Executive Committee in 1996 and was appointed to the Boards of Directors of Barclays PLC and Barclays Bank PLC in 1998, positions he held until retiring in December 2010. From 1998 to 2000, Mr. Varley was the Chief Executive of Barclays’ Retail Financial Services and from 1995 to 1998 was the Chairman of its Asset Management Division.

Mr. Varley brings to the Board of Directors valuable insights on asset management, risk management and international finance acquired through his leadership of Barclays, a large, complex financial services organization with global operations.

BlackRock Board Committee Memberships

Audit Committee

Other Public Company Directorships (within the past 5 years)

Rio Tinto PLC (2011 – present)

AstraZeneca PLC (2006 – present)

Barclays PLC and Barclays Bank PLC (1998 – 2011)

Susan L. Wagner

Director Since 2012

Age 53

Experience and Qualifications

Ms. Wagner retired as a Vice Chairman of BlackRock in July 2012. In addition to serving as Vice Chairman from 2006 to 2012, Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy.

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience in various positions at the Company. Accordingly, she is able to provide the Board with valuable insight and perspective on aspects of the business, including risk management and strategy, as well as a broad and deep understanding of the asset management industry.

BlackRock Board Committee Memberships

Risk Committee

Other Public Company Directorships (within the past 5 years)

Apple Inc. (2014 – present)

Swiss Re Ltd. (2014 – present)

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose information is set forth above, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s Global Executive Committee (“GEC”). All of BlackRock’s executive officers are elected annually by the Board and serve at the discretion of the Board or Chief Executive Officer.

David J. Blumer (age 46), Senior Managing Director, has been Head of the Europe, Middle East and Africa (“EMEA”) region of BlackRock since 2013. Prior to joining BlackRock, Mr. Blumer worked at Swiss Re Ltd., where he most recently served as the Chief Investment Officer (“CIO”). In addition to his CIO role, Mr. Blumer also held other senior positions at Swiss Re Ltd. after joining in 2008, including Head of Asset Management, Chairman of Admin Re and a member of the Executive Committee.

Robert W. Fairbairn (age 49), Senior Managing Director, has overseen BlackRock’s Global Retail and iShares® businesses since 2012. Mr. Fairbairn was Head of the Global Client Group from 2009 to 2012 and Vice Chairman and Chairman of BlackRock’s EMEA Pacific business from 2006 to 2009.

Robert L. Goldstein (age 41), Senior Managing Director, has been Chief Operating Officer of BlackRock since 2014 and has led BlackRock Solutions® since 2009. Mr. Goldstein was the Head of BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the firm’s Portfolio Analytics Group.

Charles S. Hallac (age 50), Senior Managing Director, has been Co-President of BlackRock since 2014. From 2010 to 2014, Mr. Hallac was the Chief Operating Officer of BlackRock. Mr. Hallac was also previously a Managing Director and Head of BlackRock Solutions. Mr. Hallac has been with BlackRock since 1988.

J. Richard Kushel (age 48), Senior Managing Director, has been Chief Product Officer of BlackRock since 2014. From 2012 to 2014, Mr. Kushel was Deputy Chief Operating Officer of BlackRock, from 2010 to 2012, he was the Head of the Portfolio Management Group of BlackRock, and from 2009 to 2010, he was the Chairman of BlackRock’s International platform. Prior to that, Mr. Kushel headed BlackRock’s International Institutional platform and BlackRock’s Alternatives and Wealth Management Groups. Mr. Kushel has been with BlackRock since 1991.

Matthew J. Mallow (age 71), Senior Managing Director, has been General Counsel of BlackRock since 2012. Prior to being named General Counsel, Mr. Mallow served as a senior advisor to BlackRock’s Legal and Compliance Department since 2010. Previously, Mr. Mallow was a partner at Skadden, Arps, Slate, Meagher & Flom LLP from 1982 to 2010, where he served as head of the Corporate Finance Department.

Mark McCombe (age 48), Senior Managing Director, has been Global Head of BlackRock’s Institutional Client Business, as well as Chairman of BlackRock Alternative Investors since 2014. From 2012 to 2014, Mr. McCombe was Chairman of the Asia Pacific region of BlackRock. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for The Hong Kong and Shanghai Banking Corporation Limited from 2010 to 2011. He was also a Group General Manager of HSBC plc, Non-Executive Director of Hang Seng Bank Ltd., and Chairman of HSBC Global Asset Management (HK) Ltd. Prior to 2010, Mr. McCombe was Chief Executive of HSBC Global Asset Management from 2007 to 2010.

Gary S. Shedlin (age 51), Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin worked at Lazard Ltd from 1990 to 2004, where he served as Managing Director and the Co-Head of the Financial Institutions Group.

Ryan Stork (age 43), Senior Managing Director, has been BlackRock’s Chairman, Asia Pacific since 2014. From 2008 to 2014, Mr. Stork was the global head of the Aladdin® Business within BlackRock Solutions and from 2005 to 2008 he was based out of BlackRock’s London office and responsible for business development and client service across the region. Between 1999 and 2005, Mr. Stork worked within BlackRock’s institutional business. Prior to joining BlackRock, Mr. Stork worked at PennCorp Financial Group and Conning Asset Management.

Jeffrey A. Smith, Ph.D. (age 44), Senior Managing Director, has been Head of Global Human Resources of BlackRock since 2009. Prior to joining BlackRock in 2009, Dr.  Smith was the Global Head of Human Resources of Barclays Global Investors since 2007.

Director Independence

The Board of Directors annually determines the independence of directors in accordance with the listing standards of the NYSE. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with BlackRock. The Board of Directors has adopted categorical standards to assist it in determining whether or not certain relationships between the members of the Board of Directors and BlackRock or its affiliates and subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of the listing standards of the NYSE. The categorical standards provide that the following relationships are not material for such purposes:

•	relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships, so long as the services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•	relationships with companies of which a director is a stockholder or partnerships of which a director is a partner, provided the director is not a principal stockholder of the Company or a principal partner of the partnership;

•	contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (a) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year, and (b) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board of Directors also considered the relationships described under “Certain Relationships and Related Transactions.” Following its review, the Board of Directors has determined that Ms. Daley, Ms. Einhorn and Ms. Mills and Messrs. Al-Hamad, Cabiallavetta, Freda, Gerber, Grosfeld, Komansky, Maughan, O’Brien, Seidenberg, Slim and Varley are “independent” as defined in the NYSE listing standards and that none of the relationships between such directors and BlackRock are material under the NYSE listing standards. It is expected that Ms. Wagner will qualify as “independent” as defined in the NYSE listing standards in July 2015. Following the 2015 Annual Meeting, assuming the nominated Directors are re-elected, BlackRock’s Board of Directors is expected to consist of 18 Directors, 14 of whom, representing over 75% of the Board, will be “independent” as defined in the NYSE listing standards.

Board Committees

The Board of Directors has five committees: an Audit Committee, a Management Development and Compensation Committee (“MDCC”), a Nominating and Governance Committee, a Risk Committee and an Executive Committee. Below is a summary of our committee structure and membership information.

Chairperson	Member	Financial Expert	Lead Independent Director

Committee Member	Audit Committee	Management Development and Compensation Committee	Nominating and Governance Committee	Risk Committee	Executive Committee
Independent Directors

Abdlatif Y. Al-Hamad

Mathis Cabiallavetta

Pamela Daley

Jessica Einhorn

Fabrizio Freda

Murry S. Gerber

James Grosfeld

David H. Komansky

Sir Deryck Maughan

Cheryl D. Mills

Thomas H. O’Brien

Ivan G. Seidenberg

Marco Antonio Slim Domit

John S. Varley
Non-Independent Directors

Laurence D. Fink

Robert S. Kapito

William S. Demchak

Susan L. Wagner
Number of Meetings held in 2014	14	11	6	6	0

The Board of Directors met seven times during 2014. In 2014, each continuing and nominated director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period for which such director was a member of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served, if any, during the periods served by such director. Directors are encouraged to and do attend the annual meetings of BlackRock stockholders. Seventeen directors attended the 2014 meeting of stockholders.

The Audit Committee

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte & Touche LLP. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner and considers whether, in order to ensure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm. In addition, the Audit Committee is responsible for preparing the Audit Committee report as required by the SEC’s rules for inclusion in BlackRock’s annual Proxy Statement. The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described in “Item 4—Ratification of Appointment of Independent Registered Public Accounting Firm – Audit Committee Pre-Approval Policy.”

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and independent registered public accounting firm. The Report of the Audit Committee is included on page 25.

The Board of Directors has determined that no member of the Audit Committee has any material relationship with BlackRock (either directly, or as a partner, stockholder or officer of an organization that has a relationship with BlackRock) and each such member is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that each member of the Audit Committee is “financially literate,” as such qualification is interpreted by the Board of Directors based on its business judgment, qualifies as an “audit committee financial expert,” as defined in the applicable SEC rules, and has accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes standards relating to audit committees in the following areas: the independence of audit committee members; the Audit Committee’s responsibility to select and oversee BlackRock’s independent auditor; procedures for handling complaints regarding BlackRock’s accounting practices; the authority of the Audit Committee to engage advisors; and funding for the independent auditor and any outside advisors engaged by the Audit Committee.

The Management Development and Compensation Committee

The MDCC is responsible for establishing the compensation of BlackRock’s executive officers, providing oversight of BlackRock’s employee benefit and compensation plans and reviewing, assessing and making reports and recommendations to the Board of Directors, as appropriate, on BlackRock’s talent development and the effective management of executive succession. The Board of Directors has determined that all of the members of the MDCC are “independent” within the meaning of the listing standards of the NYSE. Each of the committee members is also a “non-employee director” as defined in the SEC rules under Section 16 of the Exchange Act, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code.

Additional information on the MDCC’s processes and procedures for consideration of NEO compensation is addressed in the Compensation Discussion and Analysis beginning on page 28. The Report of the MDCC is included following the Compensation Discussion and Analysis on page 47.

The Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board of Directors by: identifying individuals qualified to become members of the Board of Directors; recommending to the Board of Directors the director nominees for the next annual meeting of stockholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to BlackRock; leading the Board of Directors in its annual review of the Board of

Directors’ and management’s performance; recommending to the Board of Directors director nominees for each Board committee; and overseeing BlackRock’s Related Persons Transaction Policy. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards of the NYSE.

The Risk Committee

The Risk Committee is responsible for assisting the Board of Directors with its oversight of certain designated fiduciary and corporate risks and such other areas of risk as may be referred to it by the Board of Directors.

Role of the Board of Directors in the Oversight of Risk Management

The Board of Directors has ultimate responsibility for oversight of BlackRock’s risk management activities. The Risk, Audit, MDCC and Nominating and Governance Committees assist the Board in fulfilling this important role. In November 2012, the Board of Directors established the Risk Committee, which has responsibility for overseeing designated fiduciary and corporate risks and such other areas of risk as may be referred to it by the Board of Directors. The Audit Committee is focused on overseeing the integrity of BlackRock’s financial statements, the effectiveness of the internal control environment, the internal audit function and the external auditors. The MDCC has responsibility for overseeing risks associated with the Company’s compensation practices and the effective management of executive succession. The Nominating and Governance Committee is focused on overseeing risks related to Board of Directors succession and other corporate governance matters.

BlackRock’s Committees work together and with the full Board of Directors to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

A detailed risk profile report that is prepared by BlackRock’s Chief Risk Officer and reviewed by BlackRock’s Corporate Risk Management Committee is regularly presented to the Risk Committee. This report covers a wide range of topics and potential issues that could impact BlackRock, including matters such as investment performance, investment risks and counterparty risks of its asset management activities, revenue, balance sheet, operational and integration risks and insurance coverage. The Risk Committee engages the Company’s key risk management executives on the framework for risk management within BlackRock and the process for proactively identifying adverse events and/or circumstances relevant to BlackRock’s objectives and activities as well as risk management roles, policies and responsibilities. The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2014 Form 10-K. At least six times a year, the Audit Committee receives an internal audit report, an external audit update and a report on litigation, regulatory and ethics matters. The Audit Committee receives an annual report regarding compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). The internal audit plan for BlackRock is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee by BlackRock’s Head of Internal Audit. The Head of Internal Audit also regularly attends Risk Committee meetings. The financial controls report is prepared by the Head of Sarbanes-Oxley Compliance and presented by management. BlackRock’s independent external auditor provides the regular audit update and its General Counsel provides the regular report on litigation, regulatory and ethics matters. Aspects of these reports are presented to the full Board at least six times per year by the Chairperson of the Risk Committee, the Chairperson of the Audit Committee or the member of management responsible for the given subject area. The Risk, Audit, MDCC and Nominating and Governance Committees report to the full Board at least six times a year with updates on their areas of designated risk oversight responsibilities.

The Executive Committee

The Executive Committee has all the powers of the Board of Directors, except as prohibited by applicable law, the implementation and stockholder agreement between BlackRock and PNC and BlackRock’s amended and restated bylaws, and except to the extent another committee has been accorded authority over the matter. The Executive Committee exercises such powers between meetings of the Board of Directors. It is anticipated that the Executive Committee will only meet if a quorum for a full Board of Directors meeting cannot be obtained between regular meetings for emergency business.

Consideration of Director Candidates

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “—Identifying and Evaluating Candidates for Director.” In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “—Director Qualifications.” Any stockholder recommendations for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for membership on the Board of Directors. The recommending stockholder should also submit evidence of the stockholder’s ownership of shares of BlackRock, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to:

BlackRock, Inc. Attn: Corporate Secretary 55 East 52nd Street New York, New York 10055

In addition, the amended and restated bylaws of BlackRock permit stockholders to nominate directors for consideration at an annual stockholders’ meeting. For information on the requirements governing stockholder nominations for the election of directors to be made at an annual meeting of stockholders, please see “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”

Consideration of Diversity in Identifying Director Nominees

The Board of Directors believes that a diverse mix of knowledge and viewpoints enhances Board capabilities and when considering candidates for director, the Nominating and Governance Committee seeks to achieve a mix of directors that represent a diversity of backgrounds and experience. The current Board of Directors includes a wide range of skills and professional experience such as investment banking, accounting, insurance, international organizations, academia, pharmaceuticals, telecommunications, sovereign entities, real estate, energy, technology, international finance, not-for-profit organizations and geographical diversity, including directors with extensive experience in North America, Latin America, Europe, Asia, Africa and the Middle East. The Board addresses whether it has achieved an appropriate level of diversity as part of its consideration of the Board’s composition in its annual self-evaluation process.

Consideration of Board Tenure

The average tenure of BlackRock’s non-management directors is approximately 7.5 years. The Board of Directors believes that it contains a good mix of long-, medium- and short-tenured directors. Three non-management directors have served fifteen years or more and bring a wealth of experience and knowledge concerning BlackRock, while six directors were added to the Board over the past four years and bring fresh perspectives to Board deliberations. The Board of Directors believes the current mix of tenures provides for a highly effective Board.

Director Qualifications

BlackRock’s Corporate Governance Guidelines contain Board of Directors’ membership criteria that apply to candidates recommended by the Nominating and Governance Committee for a position on BlackRock’s Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of BlackRock and that a person has an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and willingness to devote adequate time and effort to the responsibilities of the Board of Directors. Each director must represent the interests of all of BlackRock’s stockholders.

Identifying and Evaluating Candidates for Director

The Nominating and Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairperson or a person designated by the Nominating and Governance Committee will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Each nominee for election to our Board of Directors this year has previously served as a BlackRock director.

Executive Sessions

Executive sessions of non-management directors are held at least quarterly. “Non-management directors” include all directors who are not BlackRock officers. Currently, Messrs. Fink and Kapito are the only BlackRock officers serving on the Board of Directors. Each session is chaired by Mr. O’Brien who has been appointed by the Board of Directors as the lead independent director. Any non-management director may request that an additional executive session be scheduled. At least once a year an executive session of only those directors determined to be “independent” within the meaning of the listing standards of the NYSE is held.

Communications with the Board

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any Board of Directors committee or any chairperson of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to:

BlackRock, Inc. Attn: Corporate Communications Department 55 East 52nd Street New York, New York 10055

To communicate with any of our directors electronically, stockholders should go to our corporate website at www.blackrock.com. Under the headings “Investor Relations / Company Overview & Governance / Contact our Board of Directors,” you will find a link that may be used for writing an electronic message to the Board of Directors, the lead independent director, any individual director or any group or committee of directors.

All communications received as set forth in the preceding paragraph will be reviewed by a member of each of BlackRock’s Corporate Communications and Legal and Compliance Departments for the sole purpose of determining whether the contents represent a message to our directors. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. The Board of Directors has also adopted a Code of Business Conduct and Ethics for BlackRock’s directors, officers and employees, which addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of BlackRock assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior.

In addition, BlackRock has adopted a Code of Ethics for Chief Executive and Senior Financial Officers, which addresses the following important topics, among others: conflicts of interest; compliance with laws, rules and regulations; and encouraging the reporting of any illegal or unethical behavior.

Stockholders are encouraged to visit the “Investor Relations / Company Overview & Governance” page of the BlackRock website at www.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board of Directors and its committees and corporate governance policies. In addition, the charters for each of the Audit Committee, the MDCC, the Nominating and Governance Committee, the Risk Committee and the Executive Committee can be found at the same website. BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website. Further, BlackRock will provide a copy of these documents without charge to each stockholder upon written request. Requests for copies should be addressed to:

BlackRock, Inc. Attn: Corporate Secretary 55 East 52nd Street New York, New York 10055

Combined Principal Executive Officer and Board Chairperson Positions; Lead Independent Director

Our Board does not have a policy as to whether the roles of Chairman and Chief Executive Officer should be separate or combined. Mr. Fink serves as both BlackRock’s Chief Executive Officer and Chairman of the Board of Directors, which the Board of Directors has determined is the most appropriate and effective governance structure for the Company. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 25 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The combined Chairman and Chief Executive Officer structure allows for robust and frequent communication between the Board and management of the Company. To further facilitate coordination with the independent directors and to ensure the exercise of independent judgment by the Board of Directors, the Board has appointed Thomas O’Brien to serve as the lead independent director. Mr. O’Brien is a senior member of the Board and the Chairperson of the Nominating and Governance Committee. His duties as the lead independent director include:

•	facilitating communication between the independent directors and the Chairman of the Board;

•	convening and leading executive sessions or special meetings of the Board’s independent directors;

•	presiding at meetings of the Board in the absence of or at the request of the Chairman of the Board;

•	advising the Chairman on the selection of committee chairpersons and agenda or other discussion items for Board meetings; and

•	ensuring that appropriate information is sent to the Board.

The lead independent director also has the authority to call additional meetings of the independent directors and is available for consultation or direct communication with major stockholders. Each of these responsibilities is set out in BlackRock’s Corporate Governance Guidelines.

Policy Engagement, Transparency and Protecting Investors

As part of our responsibilities to our stockholders and clients, BlackRock advocates for public policies the Company believes are in our stockholders’ and clients’ long-term best interests. BlackRock supports the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other methods, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important public policy issues; our position papers and letters are all available to the public on the “News & Insights” page of the BlackRock website at www.blackrock.com.

Our engagement with policy makers and advocacy on public policy issues is coordinated by our Government Relations and Public Policy (“Public Policy”) team. Members of the Public Policy team work closely with the Company’s business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase stockholder value and facilitate responsible economic growth. The head of Public Policy is a member of the Company’s Global Executive and Operating Committees and regularly briefs these committees on BlackRock’s public policy priorities and related advocacy efforts. In addition, the head of Public Policy also attends meetings of the Board’s Risk Committee and keeps Directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives.

As part of the Company’s engagement in the public policy process, BlackRock participates in a number of trade organizations and industry groups, such as the Business Roundtable, the Investment Company Institute, the Financial Services Roundtable, the European Fund and Asset Management Association and the Alternative Investment Management Association. The Company makes payments to these organizations, including membership fees and/or dues. However, BlackRock does not control these entities and may not always be aware of the entities’ activities. We recognize that these organizations and groups represent numerous other companies and there may be instances where their positions on certain issues diverge from those of BlackRock.

As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets. In general, BlackRock’s efforts are focused at the national or regional level, rather than at a state-specific level.

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. BlackRock does not contribute corporate funds to candidates, political party committees or political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has also voluntarily elected not to spend corporate funds directly on independent expenditures (expenditures for communications that support or oppose a candidate and are not coordinated with a candidate, campaign or political party), including electioneering communications. Employees of the Company are required to submit all proposed political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions. BlackRock maintains a federal political action committee that is funded in accordance with applicable federal law on a voluntary basis by U.S.-based employees of the Company. The political action committee makes contributions at the federal level on a bi-partisan basis consistent with the Company’s contribution policies and public policy goals and publicly discloses its contributions to the Federal Election Commission.

REPORT OF THE AUDIT COMMITTEE

In accordance with, and to the extent permitted by, the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of BlackRock’s future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. For a more detailed description of the Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1—Election of Directors.” The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with generally accepted accounting principles in the United States.

The Audit Committee has reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte & Touche LLP, BlackRock’s independent registered public accounting firm for 2014.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 16 – Communications with the Audit Committee.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP, and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Murry S. Gerber, Chairperson

Mathis Cabiallavetta

Pamela Daley

Thomas H. O’Brien

Ivan G. Seidenberg

Marco Antonio Slim Domit

John S. Varley

OWNERSHIP OF BLACKROCK COMMON AND PREFERRED STOCK

Common Stock

The following table sets forth certain information with respect to the beneficial ownership of BlackRock’s voting securities as of March 31, 2015 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock; (ii) each of BlackRock’s directors; (iii) each of the executive officers named in the 2014 Summary Compensation Table; and (iv) all of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2015, through the exercise of any option, warrant or right.

As of March 31, 2015, there were 164,949,507 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding
The PNC Financial Services Group, Inc. and affiliates(2) One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	34,880,049	21.0%

Norges Bank (The Central Bank of Norway)(3) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo, Norway	11,899,662	7.2%

Wellington Management Company, LLP(4) 280 Congress Street Boston, MA 02210	10,523,982	6.4%

Abdlatif Yousef Al-Hamad	3,602	*
Mathis Cabiallavetta(5)	4,431	*
Pamela Daley	409	*
William S. Demchak	—	—
Jessica P. Einhorn	249	*
Laurence D. Fink(5)(6)	1,602,289	1.0%
Fabrizio Freda	833	*
Murry S. Gerber	37,483	*
Robert L. Goldstein	29,873	*
James Grosfeld(7)	526,550	*
Charles S. Hallac(5)(6)	747,472	*
Robert S. Kapito(5)(6)(8)	736,125	*
David H. Komansky	7,913	*
Sir Deryck Maughan	8,075	*
Cheryl D. Mills	163	*
Thomas H. O’Brien(5)	15,520	*
Ivan G. Seidenberg	9,524	*
Gary S. Shedlin	7,895	*
Marco Antonio Slim Domit	1,321	*
John S. Varley	1,008	*
Susan L. Wagner(6)	645,248	*

All directors, director nominees and executive officers as a group (29 persons)(5)(6)	4,599,155	2.8%

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested restricted stock (“RS”), unvested/unsettled restricted stock units (“RSUs”) and unvested stock options.

(2)	Based on the Schedule 13G of The PNC Financial Services Group, Inc. and affiliates filed on February 12, 2015.

(3)	Based on the Schedule 13G of Norges Bank (The Central Bank of Norway) filed on February 13, 2015.

(4)	Based on the Schedule 13G of Wellington Management Company, LLP filed on February 12, 2015.

(5)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

(6)	Includes shares of BlackRock common stock subject to employee stock options and either exercisable as of March 31, 2015 or exercisable within 60 days of that date. The shares subject to such options are as follows: for Messrs. Fink (364,313 shares), Kapito (210,109 shares), Hallac (126,087 shares) and Ms. Wagner (126,087 shares) and for all directors and executive officers as a group (854,603 shares). Non-management directors do not own any options.

(7)	Excludes 175,000 shares of BlackRock common stock held by three entities in which Mr. Grosfeld’s children hold a majority of the economic interest. Mr. Grosfeld has disclaimed beneficial ownership of these shares.

(8)	Excludes 439,871 shares held in trusts for the benefit of Mr. Kapito, over which Mr. Kapito does not have voting or dispositive power.

Preferred Stock

As of March 31, 2015, there were 823,188 shares of BlackRock’s Series B non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $0.01 per share (the “Series B Preferred Stock”), and 1,311,887 shares of BlackRock’s Series C non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $40.00 per share (the “Series C Preferred Stock”). As of March 31, 2015, PNC owned all issued and outstanding shares of our Series B Preferred Stock and Series C Preferred Stock.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

INTRODUCTION

The Compensation Discussion and Analysis (“CD&A”) provides information about the Company’s 2014 performance, 2014 compensation decisions for our NEOs, listed below, and our disciplined compensation approach.

Laurence D. Fink	Chairman and Chief Executive Officer (“CEO”)
Robert S. Kapito	President
Charles S. Hallac	Co-President
Robert Goldstein	Chief Operating Officer (“COO”)
Gary S. Shedlin	Chief Financial Officer (“CFO”)

OVERVIEW OF 2014 EXECUTIVE COMPENSATION CHANGES

In 2014 and 2015, the MDCC approved changes to the company’s executive compensation program to further align executive compensation with company performance as described below.

•	Enhancements to CEO and President Compensation Structure: In March 2014, the MDCC approved a new framework for determining compensation for the CEO and President based on specific performance guidelines and within specific target and maximum annual cash bonus limits. 2014 pay decisions were determined for the CEO and President based on the new framework. The compensation framework was designed to more tightly align pay and performance for the CEO and President. A description of our new framework can be found on pages 31 to 32.

•

BlackRock Performance Incentive Plan: In January 2015, the MDCC approved a new form of performance-based long-term equity award to be granted under the BlackRock, Inc. Amended and Restated 1999 Stock Award and Incentive Plan. The new form of award (referred to as “BlackRock Performance Incentive Plan” or “BPIP” awards) replaces the “Challenge Awards,” which were RSUs that vested based on the attainment of stock price hurdles. The new program distinguishes two key drivers of stockholder value that are directly influenced by BlackRock’s senior-level employees across market cycles. The new program was put in place following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, stockholder input, and market trends with the advice of the MDCC’s independent compensation consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”). The BPIP awards are designed to further align compensation with management’s long-term creation of stockholder value. The new program is described in further detail on pages 32 to 34.

STOCKHOLDER ENGAGEMENT

Our Board recognizes the importance of executive compensation decisions to our stockholders. The annual say-on-pay advisory vote provides our stockholders with the opportunity to:

•	evaluate our executive compensation philosophy and our policies and practices;

•	evaluate the alignment of the compensation of BlackRock’s NEOs with the Company’s results; and

•	cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2014 Annual Meeting of Stockholders, the say-on-pay advisory vote received majority support, with 89.9% of the votes cast approving the advisory vote on executive compensation. The BlackRock Board of Directors encourages an open and constructive dialogue with stockholders on compensation issues and other governance issues, as a means to ensure BlackRock’s policies remain aligned with stockholders’ interests.

Stockholder input was considered by the MDCC in instituting the changes which are highlighted above and described in further detail in this CD&A. We engaged with a number of stockholders in advance of this year’s annual meeting to incorporate their views as we continue to enhance our compensation programs and practices.

BLACKROCK STOCKHOLDER VALUE FRAMEWORK

BlackRock is committed to delivering stockholder value. While our financial results can, at times, be affected by global capital market conditions that are beyond our control, management does have the ability to influence key drivers of stockholder value. We do so by focusing on generating organic growth, demonstrating the benefits of scale by improving operating leverage and consistently returning capital to stockholders. Management’s ability to improve these financial metrics will significantly affect BlackRock’s future earnings per share (“EPS”) growth and stockholder value creation.

BlackRock’s commitment to delivering stockholder value is aligned with the way in which we manage our business. By putting our clients’ interests first and delivering investment solutions to meet their objectives, we are able to build our business organically, adding new assets under management (“AUM”) and, in turn, driving organic revenue generation. Scale is an important driver of operating leverage that affects our operating margin. We take advantage of scale in numerous areas of our business including through our index-based investment strategies, brand spend, and our technology platform and the associated Aladdin business. We are committed to a consistent and predictable capital management policy. During 2014, we returned $2.3 billion to our stockholders through share repurchases and dividends.

2014 PERFORMANCE

BlackRock’s 2014 results demonstrated the strength and stability of our diversified, multi-client platform. Full-year results reflected organic growth, continued operating leverage and consistent capital management.

Long-term organic asset growth of 4.5% in 2014 helped drive Organic Revenue (as described on page 32) of $408 million:

•	Long-term net inflows of $181 billion reflected positive long-term net inflows across all regions, client businesses and asset classes;

•	Flows were distributed across our Retail, iShares and Institutional client businesses and contributed to long-term annual organic asset growth of 11%, 11% and 1%, respectively;

•	BlackRock Solutions achieved 10% revenue growth;

•	Revenue rose 9% from 2013 to $11,081 million; and

•	Investment performance results across our active and index strategies as of December 31, 2014 are set forth in Item 1 of our 2014 Form 10-K.

Operating income growth was aided by continued margin expansion and expense discipline:

•	As adjusted operating income of $4,563 million was 13% higher than 2013;

•	As adjusted operating margin of 42.9% rose 150 basis points (“bps”) from 2013; and

•	As adjusted compensation and benefits expense-to-revenue ratio was 34.2%, representing a decline of 30 bps from 2013.

Our commitment to consistent capital management contributed to growth in EPS and dividends per share:

•	The repurchase of $1.0 billion of outstanding shares drove a reduction in net share count of 1.8 million shares of BlackRock common stock;

•	Full-year as adjusted diluted EPS of $19.34 increased 17% from 2013; and

•	The payment of an annual dividend of $7.72 per share reflected an increase of 15% from $6.72 in 2013.

Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with generally accepted accounting principles in the United States, please see our 2014 Form 10-K.

2014 COMPENSATION

Compensation Program Objectives

Our compensation program is designed to:

•	Appropriately balance the Company’s financial results between stockholders and employees;

•	Determine overall compensation based on a combination of Company and individual employee performance;

•	Align the interests of our senior-level employees, including NEOs, with those of stockholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	Discourage excessive risk-taking; and

•	Attract, motivate and retain high-performing employees.

Enhancements to CEO and President Compensation Structure

Our compensation program for NEOs continues to include base salary, annual incentive awards (cash and deferred equity) and long-term performance-based incentive awards, as described on pages 34 to 38. In 2014, the MDCC approved an enhanced compensation framework to more closely align pay and performance for the CEO and President – Mr. Fink and Mr. Kapito.

Under this new program, target annual cash incentive awards (“cash bonus”) have been established at $8.0 million and $6.5 million for the CEO and President, respectively. Actual cash bonuses can range from 0% up to a maximum of 125% of the target amount. To determine the actual cash bonus amount, the MDCC uses the framework on page 32 to assess individual performance.

The categories are supported by performance measures detailed on page 32. The MDCC maintains discretion in setting the final awards in order to determine the quality of the outcomes and to reflect the executives’ ability to adapt to the evolving business environment throughout the year.

In addition to the annual cash incentive awards, the MDCC expects to continue to make annual equity awards to both Mr. Fink and Mr. Kapito, with at least half of such equity awards being long-term and contingent on future financial or other business performance requirements.

Category	% of Award Opportunity	Measures Generally Include (Internal BlackRock metrics and/or peer comparisons may be considered)
Financial Performance	50%	• Net New Business • Organic Revenue • Total Revenue • Operating Income • Operating Margin, As Adjusted • Net Income • EPS
Business Strength	30%	• Relative Investment Performance Across Alpha and Beta Strategies • Client Retention and Client Relationship Strength • Risk Management • Operational Performance
Organizational Strength	20%	• Employee Engagement • Leadership Bench Strength and Succession Plans • Inclusiveness and Diversity Objectives

BlackRock Performance Incentive Plan (“BPIP”)

BlackRock believes in aligning the interests of our senior-level employees, including NEOs, with those of stockholders, and in closely aligning compensation with long-term performance. Between 2012 and 2014, performance-based equity compensation awards granted to executives (the “Challenge Awards”) were in the form of RSUs that vested based on the attainment of specified stock price hurdles, along with certain time and service-based vesting requirements.

In January 2015, the MDCC approved a new form of performance-based equity award, referred to as BPIP awards, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, stockholder input and market trends with the advice of the MDCC’s independent compensation consultant, Semler Brossy. BPIP was designed to further align compensation with management’s long-term creation of stockholder value. As described below, a portion of incentive compensation for 2014 has been granted in the form of BPIP awards. Beginning in January 2015, Challenge Awards are no longer being granted.

BPIP distinguishes two key drivers of stockholder value – Organic Revenue and Operating Margin, as adjusted – that are directly influenced by BlackRock’s senior-level employees’ across market cycles.1 Organic Revenue is a measure of the annualized revenue impact of BlackRock’s ability to generate net new business and bring new client relationships onto Aladdin. Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate. BlackRock is focused on achieving the right balance of investing in our business to drive growth in Organic Revenue, and the impact those investments have on our expense base and Operating Margin, as adjusted.

1	BlackRock considered many metrics when developing BPIP and concluded that Organic Revenue and Operating Margin, as adjusted, were most aligned with the way the business is managed, and because those factors are within management’s ability to influence value creation for stockholders. However, other metrics including Net New Business, Total Revenue, Operating Income, Net Income and EPS were also considered. Metrics such as Return on Assets and Return on Equity, which may be relevant to certain capital-intensive business models, were not considered given their lack of relevance to the asset management industry generally and to BlackRock specifically. BlackRock selected absolute metrics, which measure BlackRock’s performance against long-term financial goals over the performance period.

BPIP awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on the attainment of specified Organic Revenue and Operating Margin, as adjusted, levels.

The January 2015 BPIP awards have a three-year performance period that commenced on January 1, 2015 and ends on December 31, 2017. Each BPIP award consists of a “base” number of RSUs granted to the recipient (refer to “January 2015 Grant: Example” on page 34). Distributions will be in the form of common stock. The number of shares that a recipient ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the Award Determination Matrix below. The percentage will be determined by BlackRock’s annual average Organic Revenue and Operating Margin, as adjusted, during the performance period; performance between two adjacent points on the matrix will be extrapolated. A summary version of the matrix is set forth below.

	January 2015 BPIP Award Determination Matrix
		3-yr Average Organic Revenue ($M)
		<=0	200	400	600	>=800
3-yr Average Op Margin, as Adjusted	>=48.0%	100%	116%	133%	149%	165%
	46.0%	83%	105%	122%	138%	154%
	44.0%	67%	92%	111%	127%	143%
	42.0%	50%	75%	100%	116%	133%
	40.0%	33%	58%	83%	105%	122%
	38.0%	17%	42%	67%	92%	111%
	<=36.0%	0%	25%	50%	75%	100%

If during the performance period, BlackRock has zero or negative average Organic Revenue and average Operating Margin, as adjusted, of 36.0% or less, the participant will not be entitled to a distribution of any shares under BPIP. The maximum number of shares a participant may receive under BPIP is equal to 165% of the base number of units granted to the participant. (A participant will receive the maximum number of shares if, during the performance period, BlackRock were to deliver average Organic Revenue equal to or greater than $800 million and average Operating Margin, as adjusted, equal to or greater than 48%). In 2014, BlackRock generated $408 million of Organic Revenue and Operating Margin, as adjusted, equal to 42.9%.

BPIP awards were granted in January 2015 to each NEO in recognition of 2014 performance and in anticipation of continued performance and long-term focus over a multi-year period. As shown in the example below, if, during the performance period, BlackRock were to deliver average Organic Revenue of $600 million and average Operating Margin, as adjusted, of 42%, then a recipient receiving a BPIP award valued at $2.0 million in January 2015 would receive a distribution of 6,746 shares, or 116% of the base number of RSUs granted.

January 2015 Grant: Example
BPIP Award Value For Performance Year 2014 and in anticipation of continued performance and long-term focus over a multi-year period	$2,000,000
2014 Conversion Price The average of the high and low prices per share of common stock of BlackRock on January 16, 2015	$343.86
Base number of units granted Determined by dividing the dollar value of the recipient’s award by the conversion price	5,816 ($2,000,000 / $343.86)
Hypothetical Performance Results Jan 1, 2015 to Dec 31, 2017 (3-year) average Organic Revenue Jan 1, 2015 to Dec 31, 2017 (3-year) average Operating Margin, as adjusted	$600M (i.e., above target) 42% (i.e., at target)
Resulting Award Payout (%) Based on Award Determination Matrix	116%
Resulting Award Payout (Number of units) Base number of units granted x Award Payout %	6,746 (5,816 x 116%)

Compensation Structure for NEOs

Our commitment to an executive compensation program designed to align pay with performance and embody the other principles set out on page 31, is demonstrated in the total annual compensation structure described below.

Compensation mix percentages shown directly below are based on 2014 year-end compensation decisions for individual NEOs (excluding the CEO and President) by the MDCC. For NEOs other than the CEO and President, the annual incentive award is split between cash and deferred equity in accordance with the Company-wide deferral policy.

(1)	All grants of BlackRock equity (including the portion of the annual incentive awards granted in RS or RSUs and the BPIP awards) are approved by the MDCC under the Amended and Restated 1999 Stock Award and Incentive Plan, which has been previously approved by stockholders. The Amended and Restated 1999 Stock Award and Incentive Plan allows multiple types of award vehicles to be granted.

(2)	For 2014 annual incentive awards, the value of the equity portion of the bonus was converted into RS or RSUs by dividing the award value by $343.86, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2015.

(3)	For 2014 long-term incentive BlackRock Performance Incentive Plan (BPIP) awards, the award value is converted into a number of RSUs by dividing the award value by $343.86, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2015.

(4)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 37.

NEO Compensation Decisions

Following a review of full-year business and individual NEO performance, the MDCC determined 2014 total annual compensation outcomes for each NEO as outlined in the table below. Specific 2014 business and individual NEO performance considerations are further detailed on pages 41 to 43.

	Base Salary	Annual Incentive Award		Long-Term Incentive Award (“BPIP”)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2013
Name		Cash	Deferred Equity
Laurence D. Fink	$900,000	$9,120,000	$3,995,000	$11,985,000	$26,000,000	8%
Robert S. Kapito	$750,000	$6,955,000	$3,070,000	$9,210,000	$19,985,000	7%
Charles S. Hallac	$650,000	$4,275,000	$3,325,000	$3,500,000	$11,750,000	9%
Robert Goldstein	$500,000	$2,975,000	$2,025,000	$2,000,000	$7,500,000	10	%(1)
Gary S. Shedlin	$500,000	$2,375,000	$1,425,000	$1,800,000	$6,100,000	16%

(1)	Mr. Goldstein became COO on June 1, 2014.

The table above displays compensation in a format that differs from the required format applicable to the 2014 Summary Compensation Table on page 48. It also shows the MDCC’s compensation decisions relating to individual NEO performance for the 2014 fiscal year (and, with respect to BPIP awards, in anticipation of continued performance and long-term focus over a multi-year period). The annual incentive award amounts shown above detail the portion of 2014 annual incentive that was awarded as deferred BlackRock equity in January 2015, separate from the 2014 annual incentive that was awarded as cash. In conformance with SEC requirements, the Summary Compensation Table reports equity grants in the year made. Accordingly, the 2014 equity grants (which were made in January 2015), shown in the table above, will appear in the 2015 Summary Compensation Table.

Compensation Elements(1)

Base Salary	Annual Incentive Award	Long-Term Incentive Award (“BPIP”)
How it is Paid
• Cash.	• Cash; and • Deferred Equity (Time-vested RS or RSUs).	• Performance-Based Equity (Performance-Based RSUs).
Purpose
• To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.

•    To reward achievement of goals and objectives.

•    Aligns with Company-wide performance and business unit / function performance.

•    Deferred equity component aligns compensation with multi-year stockholder outcomes.

•    To recognize the scope of an individual employee’s role, business expertise and leadership skills.

•    To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

•    Aligns the interests of senior-level employees with those of stockholders by aligning compensation with long-term drivers of stockholder value.

(1)	For 2014, the Company has adopted a new annual incentive program for the CEO and President. Refer to “Enhancements to CEO and President Compensation Structure” on pages 31 to 32.

Base Salary	Annual Incentive Award	Long-Term Incentive Award (“BPIP”)
Description
• Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

For CEO and President

•    Annual incentive award determinations for CEO and President are based upon the pay framework outlined on pages 31 to 32.

•    Annual cash incentive awards may range from 0% to 125% of a pre-defined target amount.

•    The time-based RS component of the annual incentive award is determined separately at the MDCC’s discretion; however, it is expected that up to, but no more than, 50% of total equity compensation value granted with respect to a particular performance year will be time-based with the remainder in the form of performance-based equity.

For Other NEOs

•    Annual incentive award determinations do not rely on a specific formula, which allows the MDCC to use judgment in considering qualitative and quantitative performance. A variety of factors are considered to determine the size of an NEO’s annual incentive award. The MDCC considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter and performance against them is assessed at year-end. See “Compensation Determination Process” beginning on page 40.

•    Higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of award and increasing to 50% of award for the portion of the bonus in excess of $3.0 million.

•    While no specific formulas or weights are used to determine the size of long-term incentive awards, the MDCC considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts. See “Compensation Determination Process” beginning on page 40.

•    The performance-based RSUs are settled in a number of shares of common stock that is determined based on the level of attainment of pre-established Organic Revenue and Operating Margin, as adjusted, targets over a three-year performance period (as set forth in the Award Determination Matrix on page 33).

•    The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned for performance below threshold level of performance as set forth in the Award Determination Matrix on page 33.

Base Salary	Annual Incentive Award	Long-Term Incentive Award (“BPIP”)
Detailed Commentary
• Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows the Company to effectively manage its fixed expenses.

•    The deferred equity portion of the annual incentive award is converted into a number of shares of RS or RSUs using a conversion price.(2)

•    The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

•    Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

•    Expense is recognized over the vesting period.

•    The target BPIP award value is converted into a base number of RSUs using the stock price on the date the award is made.(3)

•    Dividend equivalents accumulate during the vesting period and are paid in shares after the performance period with respect to the number of shares that are delivered in settlement of the award.

•    Expense, based on the number of awards expected to be delivered, is recognized over the vesting period.

(2)	For 2014 annual incentive awards, the value of the equity portion of the bonus was converted into RS or RSUs by dividing the award value by $343.86, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2015.

(3)	For 2014 long-term incentive BPIP awards, the award value is converted into a number of RSUs by dividing the award value by $343.86, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2015.

Compensation Policies and Practices

Our commitment to design an executive compensation program that is consistent with responsible financial and risk management is exemplified in the following policies and practices:

What We Do	What We Don’t Do

☑       Review pay and performance alignment;

☑      Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

☑      Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results are restated due to the actions of an employee;

☑      Apply a one-year minimum vesting requirement to awards granted under our stock incentive plan, subject to certain exceptions; (1)

☑       Maintain robust stock ownership and retention guidelines;

☑       Maintain a trading policy that:

–      prohibits executive officers from selling short BlackRock securities;

–      prohibits executive officers from pledging shares as collateral for a loan (among other items); and

–      prohibits engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock equity awards;

☑      Limit perquisites;

☑       Assess and mitigate risk in compensation plans, as described in “Risk Assessment of Compensation Plans” on page 45;

☑       Hold an advisory vote on executive compensation on an annual basis in order to provide stockholders with a frequent opportunity to give feedback on compensation programs; and

☑      Review the independence of the MDCC’s independent compensation advisor on an annual basis.

☒      No ongoing employment agreements or guaranteed compensation arrangements with our NEOs;

☒      No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

☒      No dividends or dividend equivalents on unearned RS or RSUs; no dividend equivalents on stock options or stock appreciation rights;

☒      No repricing of stock options;

☒       No cash buyouts of underwater stock options;

☒      No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;

☒      No supplemental retirement benefit arrangements with our NEOs; and

☒      No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan”).

(1)	The BlackRock, Inc. Amended and Restated 1999 Stock Award and Incentive Plan is being amended to provide for a one-year minimum vesting requirement, subject to certain exceptions (in addition to certain other changes). See Item 2 beginning on page 65.

COMPENSATION DETERMINATION PROCESS

Compensation Decision Timeline and Process

The timing and process for the determination of individual NEO compensation by the MDCC is designed to ensure that compensation is appropriately aligned with the financial performance of BlackRock, while also ensuring recognition of individual NEO leadership and operating contributions toward achieving the overall strategic priorities of the Company.

Jan*/Feb*	Mar*	Apr	May*	Jun	Jul*	Aug	Sep*	Oct	Nov*	Dec	Jan*

Set Goals and Objectives
Review Budget	Set CEO Goals and Objectives
Monitor and Evaluate Performance
	Review Year-to-date (“YTD”) Financials		Review YTD Financials		Review YTD Financials		Review YTD Financials		Review YTD Financials	Review YTD Financials	Review Year-end Financials
Assess Preliminary Performance
									Review Peer Market Data	Review Consultant Reports on Compensation

										Review Preliminary NEO Performance	Discuss NEO Pay
Assess Final Performance and Determine Compensation
Review Final NEO Performance

Approve NEO Pay

Approve BPIP Award Determination Matrix

*Signifies Board of Directors meetings. Board topics include Financial, Business, Market, Talent Reviews and/or Committee updates.

•	At the beginning of each year, management reviews the annual budget with the MDCC. The MDCC and CEO establish financial and business goals and objectives. These goals and objectives provide the context for an evaluation of performance at year-end.

•	The MDCC regularly meets with the CFO to review YTD actual and projected financial information and reviews full-year financial information after year-end.

•	Throughout the year, all members of the Board review strategic plans, financial and business results, talent development and succession planning, as well as other areas relevant to the Company’s performance.

•	The MDCC also reviews other measures of the Company’s performance, market intelligence on compensation and information about market conditions. In December, management reports on absolute and/or relative performance compared to major competitors, year-over-year and/or budget (e.g., growth in revenues, operating income, net income, operating margin and net new inflows of AUM). The MDCC’s compensation consultant also provides an independent report on publicly disclosed financial information and provides compensation information for certain publicly traded asset management companies to understand performance and trends in compensation among public asset managers (as set forth in “Compensation Consultant” on pages 43 to 44).

•	In December, during an executive session with the MDCC, the CEO reviews the performance of all individual NEOs against business goals and objectives. During an executive session that excludes all members of management, the Board’s non-management directors assess the performance of the CEO against business goals and objectives.

•	In January, the MDCC reviews year-end financial results and other performance metrics as well as external data for comparison. The MDCC then determines final total annual incentive award amounts for each of our NEOs. The MDCC determines annual cash incentive award amounts for the CEO and President, utilizing the annual cash incentive award framework, based on financial performance, business strength, and organizational strength, supported by performance measures. The MDCC also determines equity awards made through the long-term incentive BPIP awards. This timing allows the MDCC to consider full-year individual NEO performance assessments along with full-year financial results and non-financial results in its final determination of compensation. The MDCC also determines the Award Determination Matrix for the three-year BPIP performance cycle. In setting financial performance requirements for the BPIP, the MDCC considers past performance and analyst forecasts for BlackRock. Compensation decisions are made on a total annual compensation basis, with consideration of each element of compensation, as described on pages 36 to 38.

Individual Compensation Decision Factors for CEO and President

Mr. Fink is responsible for developing and guiding BlackRock’s long-term strategic direction to deliver results for stockholders. In alignment with the compensation structure outlined on pages 31 to 32, the MDCC determined Mr. Fink’s total annual compensation based on an assessment of performance in the following three categories: financial performance, business strength, and organizational strength. In 2014, BlackRock accomplished the following under Mr. Fink’s leadership and his partnership with the GEC:

Financial Performance

•	Capitalized upon the collective strength and stability of the diversified, multi-client platform to capture long-term net inflows of over $181 billion; delivered organic growth through continuing to leverage BlackRock’s unique business model with active and index products on a single platform, a strengthened brand, and an enhanced global footprint; produced strong and consistent financial results as evidenced by record full-year EPS growth of 17% (as adjusted) and continued margin expansion, with 42.9% full-year Operating Margin (as adjusted).

Business Strength

•	Developed key businesses to align BlackRock’s capabilities with client needs and market trends; and

•	Deepened client and investor relationships.

Organizational Strength

•	Restructured the GEC, which emphasized an evolution of BlackRock’s governance model; and

•	Led key talent priorities, such as succession planning and the development of senior leaders through geographic and cross-business mobility.

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the day-to-day global business operations of the Company. He ensures connectivity and coordination of operating processes across all groups in the organization, in part through the Global Operating Committee, which he leads. He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses. In alignment with the compensation structure on pages 31 to 32, the MDCC determined Mr. Kapito’s total annual compensation based on an assessment of performance in the following three categories: financial performance, business strength and organizational strength. In 2014, Mr. Kapito:

Financial Performance

•	Entrenched a culture of expense discipline which resulted in expense (as adjusted) growth of 6% relative to revenue growth of 9% and a 150 bps expansion in Operating Margin, as adjusted.

Business Strength

•	Achieved investment results in active strategies in aggregate at or above targeted levels and led our passive and index strategies to maintain tracking error within established tolerances;

•	Partnered with the Global Head of Alpha Strategies, Mr. Price, to execute on strategic initiatives to deliver long-term growth in alternative credit solutions for clients and continues to demonstrate progress on the reinvigoration and globalization of the Fundamental Equities business;

•	Enhanced the risk governance model and improved operational performance, scale and efficiency; and

•	Continued integration efforts to streamline and standardize core BlackRock processes, increasing operating efficiencies and reducing annual cost per trade.

Organizational Strength

•	Accelerated the alignment of the restructured GEC.

Individual Compensation Decision Factors for Other NEOs

The determination of each other NEO’s compensation is based on (1) an assessment of the individual NEO’s contributions to overall Company results and individual business results throughout the year, (2) each NEO’s influence on setting long-term strategy and in executing long-term objectives and (3) considerations relating to the year-over-year change in the total bonus pool.

Inputs to individual NEO total annual compensation decisions include:

Financial factors including, but not limited to, revenue, operating income, EPS, operating margin and compensation and profitability margins;

Non-financial factors including, but not limited to, individual NEO performance, overall investment performance, client relationship strength and organizational discipline; and

Other considerations including, but not limited to, external market conditions and market intelligence on competitive compensation. See “Market Data” on page 43.

The deferred equity component of each of our other NEO’s annual incentive award is determined by a Company-wide deferral policy. Higher annual incentive awards are subject to higher deferral percentages. All long-term equity-based incentive awards granted under BPIP are funded and awarded separately from the total bonus pool and are determined on a subjective basis as part of the MDCC’s total annual compensation decision.

In addition to the 2014 Company results described in “2014 Performance” beginning on page 30, the following information provides highlights of specific 2014 business and individual NEO performance considered by the MDCC in the compensation decisions for our NEOs.

Mr. Hallac transitioned into the Co-President role in June 2014. Mr. Hallac defined and propelled BlackRock’s forward strategy by developing the broad bench of BlackRock leaders and instilling the BlackRock culture across the

Company. Mr. Hallac championed innovation across the Company. He conceived BlackRock’s Innovation Summit to connect creative thinkers across the Company and advance business opportunities to the commercial stage. He continued to advance BlackRock’s Aladdin platform, which plays a critical role in transforming technology and risk management capabilities.

Mr. Goldstein transitioned into the COO role in June 2014. Mr. Goldstein continued to lead BlackRock Solutions, which achieved revenue of $635 million in 2014, an increase of 10% from 2013. As COO, he worked with Mr. Kapito and Mr. Hallac to oversee the day-to-day global business of the Company and ensured the necessary connectivity and coordination of operating processes across the organization, including the redesign of certain core processes such as quarterly business reviews and annual budgeting.

Mr. Shedlin, as CFO, oversees financial reporting and controls for the Company and also leads the corporate finance function. He is also responsible for financial planning and analysis, treasury, tax, investor relations and corporate development. During 2014, Mr. Shedlin continued to improve the Company’s management reporting and enhanced financial disclosures. He increased the Company’s outreach with top investors and regulators, including organizing and executing BlackRock’s Investor Day. In addition, he continued to optimize the Company’s capital management strategy by executing a consistent and predictable dividend and share repurchase policy. He also continued to optimize resource allocation across businesses to enable disciplined growth.

Market Data

Management engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. Management used McLagan surveys2 to 1) evaluate BlackRock’s competitive position overall, as well as by functional business and by title and 2) make comparisons on an individual NEO basis, where survey data was available and appropriate. Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

The MDCC reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Compensation Consultant

In 2014, the MDCC continued to engage Semler Brossy, a compensation consultant, to provide objective advice on the compensation practices and the competitive landscape for the compensation of BlackRock’s executive officers.

Semler Brossy reports directly to the MDCC and interacts with Company management when necessary and appropriate in carrying out assignments. Semler Brossy provides services only to the MDCC as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC and the MDCC concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the MDCC.

A representative from Semler Brossy met with the MDCC in formal committee meetings and at key points throughout the year to provide objective advice to the MDCC on compensation practices and emerging compensation practices among financial services companies in addition to the companies in the asset management sector. Semler Brossy reviewed publicly disclosed compensation information for certain publicly traded asset management companies to understand trends in compensation among public asset managers, including:

Affiliated Managers Group, Inc.	Eaton Vance Corp.	Legg Mason, Inc.
AllianceBernstein Holding L.P.	Federated Investors, Inc.	Northern Trust Corp.
Ameriprise Financial, Inc.	Franklin Resources, Inc.	State Street Corp.
Bank of New York Mellon Corp.	Invesco Ltd.	T. Rowe Price

2	Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys. Survey participants include stand-alone, publicly traded asset management companies as well as privately held or subsidiary asset management organizations for which publicly available compensation data is not available.

Given the diversity and scale of our global platform, we do not believe that the companies listed above represent a comparable peer group; these companies were used primarily to understand compensation trends among public companies in the traditional asset management business.

The broader suite of companies in the McLagan analyses, which include publicly traded companies as well as private companies, offers more suitable comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses.

ADDITIONAL DETAILS ON COMPENSATION POLICIES AND PRACTICES

Stock Ownership, Clawback Policy, Benefits, Severance, Perquisites and Tax Reimbursements

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own and maintain a target number of shares, the dollar amount of which is set out below. These GEC members are required to accumulate a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options). Until these stock ownership guidelines are met, they must retain 35% of the net (after-tax) shares delivered from BlackRock equity awards. As of March 31, 2015, all of our NEOs exceeded the stated stock ownership guidelines.

•	$10 million for the CEO;

•	$5 million for the President;

•	$2 million for all other GEC members; and

•	$375,000 for independent directors.

Clawback Policy

All performance-based compensation (including annual and long-term incentive awards and all equity compensation) is subject to BlackRock’s Clawback Policy and is subject to recoupment if an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

Benefits

BlackRock provides medical, dental, life and disability benefits and retirement savings vehicles in which all eligible employees participate. BlackRock makes contributions to 401(k) accounts of its NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of the NEO’s annual incentive awards pursuant to the BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock.

The Severance Plan provides salary continuation of two weeks per year of service with a minimum of 12 weeks and a maximum of 54 weeks to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

Perquisites and other benefits available to NEOs, such as financial planning, investment opportunity and personal use of travel services are considered a reasonable part of the executive compensation program.

A financial planning perquisite is offered to NEOs. Investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security. NEOs reimburse BlackRock for a portion of the cost of personal airplane services.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to its NEOs for business and personal use.

The compensation attributed to each of our NEOs for 2014 for perquisites is described in Footnote 3 to the 2014 Summary Compensation Table on page 48.

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Risk Assessment of Compensation Plans

Our employee compensation program is structured to discourage excessive and unnecessary risk taking. The Board recognizes that potential risks to the Company may be inherent in compensation programs. As such, the Board reviews the Company’s executive compensation program annually to ensure that it is structured so as not to unintentionally promote excessive risk taking. This annual review has resulted in the belief that the Company’s compensation plans are appropriately structured and do not pose risks that could have a materially adverse effect on BlackRock.

The MDCC considers the following when evaluating whether employee compensation plans and policies encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk taking because it is a fixed amount;

•	A greater portion of annual compensation is deferred at higher annual incentive award levels; and

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of its compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each of BlackRock’s clients. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

The Company’s compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk; and

•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

The Company’s operating income, on which compensation is based, is not reliant on the Company’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

Total Bonus Pool Determination

The MDCC approves annually a total bonus pool for BlackRock employees as a group, which includes the NEOs. The total bonus pool does not serve as a basis for the MDCC’s compensation decisions for the Company’s NEOs, but as indicated, the MDCC may make general comparisons to increases or decreases in the size of the total bonus pool when making individual NEO compensation determinations. In 2014, the MDCC approved a total bonus pool of approximately $2.12 billion (including $195 million for long-term incentive awards), which was 11% higher than the total bonus pool approved in 20133.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation to any “covered employee” of a public company to $1.0 million during any fiscal year unless such compensation qualifies as “performance-based.” In general, the Company intends to structure its incentive compensation arrangements in a manner that would comply with these tax rules. However, the MDCC maintains the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the Company and its stockholders.

Separately from determining the total bonus pool, the MDCC establishes the method for calculating the Section 162(m) compliant aggregate cap (the “Aggregate 162(m) Cap”) for annual incentive awards to each of our NEOs pursuant to the stockholder-approved Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan (the “Performance Plan”). The Aggregate 162(m) Cap, as well as each NEO’s maximum allocable portion of the overall Aggregate 162(m) Cap (the “Individual 162(m) Caps”), are calculated each year in accordance with the requirements of Section 162(m) of the Internal Revenue Code. Neither the Aggregate 162(m) Cap nor the Individual 162(m) Caps serve as a basis for the MDCC’s compensation decisions for our NEOs; instead, these caps serve to establish a ceiling on the amount of annual incentive awards which the MDCC can award to the NEOs on a tax deductible basis. In determining final awards for each NEO, the MDCC ensures that such awards do not exceed the executive officer’s Individual 162(m) Cap.

3	Includes payments to employees who departed BlackRock during the year.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the MDCC during 2014 were Ms. Mills, who joined in July 2014, and Messrs. Komansky (Chairperson), Gerber, Grosfeld and Maughan. No member of the MDCC was, during the fiscal year, an officer or employee, or formerly an officer or employee, involved in any related person transactions requiring disclosure in this Proxy Statement. No executive officer of BlackRock served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the MDCC of BlackRock, (ii) as a director of another entity, one of whose executive officers served on the MDCC of BlackRock, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of BlackRock.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The following is the MDCC report to stockholders. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of BlackRock’s future filings made under the Exchange Act or under the Securities Act and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Management Development and Compensation Committee

Report on Executive Compensation for Fiscal Year 2014

The MDCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

David H. Komansky, Chairperson

Murry S. Gerber

James Grosfeld

Sir Deryck Maughan

Cheryl D. Mills

Summary of Compensation

The following 2014 Summary Compensation Table sets forth information concerning compensation provided by BlackRock for the years indicated to the NEOs.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	All Other Compensation ($)(3)	Total ($)
Laurence D. Fink	2014	$900,000	$9,120,000	$13,649,708	$192,750	$23,862,458
Chairman and Chief	2013	$500,000	$9,850,000	$12,399,756	$192,500	$22,942,256
Executive Officer	2012	$500,000	$8,600,000	$10,944,051	$187,350	$20,231,401

Robert S. Kapito	2014	$750,000	$6,955,000	$10,537,135	$222,730	$18,464,865
President	2013	$400,000	$7,737,500	$9,319,801	$221,755	$17,679,056
	2012	$400,000	$6,520,000	$8,290,147	$216,605	$15,426,752

Charles S. Hallac	2014	$650,000	$4,275,000	$6,114,716	$68,289	$11,108,005
Co-President	2013	$350,000	$4,315,000	$5,412,382	$46,755	$10,124,137
	2012	$350,000	$3,612,000	$4,786,285	$39,040	$8,787,825

Robert Goldstein	2014	$500,000	$2,975,000	$3,624,619	$17,750	$7,117,369
Chief Operating
Officer(4)

Gary S. Shedlin	2014	$500,000	$2,375,000	$2,699,839	$5,000	$5,579,839
Chief Financial	2013	$400,000	$2,150,000	$4,181,319	$323,872	$7,055,191
Officer(5)

(1)	These amounts represent the cash portion of discretionary annual bonuses for the respective periods awarded pursuant to the Performance Plan. To secure the deductibility of annual incentive awards (including cash bonuses) awarded to the NEOs, each NEO’s total incentive award is awarded under the Performance Plan, which permits deductibility of compensation paid to the NEOs under Section 162(m) of the Internal Revenue Code. Satisfaction of the performance criteria under the Performance Plan determines only the maximum amount of incentive compensation that may be awarded to NEOs for the fiscal year. The amount of incentive compensation awarded to each NEO in January 2015 (for fiscal year 2014) was based on subjective criteria, as more fully described under the caption “Compensation Discussion and Analysis,” and was less than the portion of the performance-based bonus pool available for awards to each NEO under the Performance Plan.

As described under the caption “Compensation Discussion and Analysis,” on January 16, 2015, Messrs. Fink, Kapito, Hallac, Goldstein and Shedlin were awarded RS or RSUs as part of their discretionary annual bonuses for the 2014 fiscal year. In accordance with FASB ASC Topic 718, these awards had grant date values of $3,995,000, $3,070,000, $3,325,000, $2,025,000, $1,425,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 16, 2015, of $343.855. Additionally, Messrs. Fink, Kapito, Hallac, Goldstein and Shedlin were awarded discretionary BPIP Awards consisting of performance-based RSU awards with grant date values of $11,985,000, $9,210,000, $2,750,000, $2,000,000 and $1,800,000, respectively. The base number of units granted pursuant to BPIP Awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 16, 2015.

(2)	Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2014 Form 10-K. For Mr. Shedlin, the 2013 awards represent RSUs granted on May 29, 2013. The RSUs were awarded in connection with Mr. Shedlin’s commencement of employment with BlackRock and the resulting forfeiture of deferred compensation awards granted by his former employer. The vesting schedule of the RSUs mirrors the schedule on which the forfeited awards would have vested had Mr. Shedlin remained with his prior employer. Each RSU is payable solely by delivery of an equal number of shares of common stock.

(3)	For Messrs. Fink, Kapito, Hallac, Goldstein and Shedlin, $17,750, $17,750, $17,750, $17,750 and $5,000, respectively, was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2014. For Messrs. Fink, Kapito, Hallac, Goldstein and Shedlin, $0, $29,980, $29,980, $0 and $0, respectively, was attributable to financial planning services. In 2014, $175,000, $175,000 and $20,559 were attributable to personal use by Messrs. Fink, Kapito and Hallac, respectively, of company-provided aircraft services. These amounts reflect the incremental cost to BlackRock to provide the aircraft services. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. Messrs. Fink and Kapito are required by the Board to utilize these airplane services for all business and personal travel in the interest of protecting their personal security. For more information regarding perquisites, see “Compensation Discussion and Analysis—Additional Details on Compensation Policies and Practices.” No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

(4)	Mr. Goldstein was not an NEO in 2012 or 2013.

(5)	Mr. Shedlin joined BlackRock on March 11, 2013 and became the Chief Financial Officer of BlackRock on May 9, 2013.

2014 Grants of Plan-Based Awards

The following table sets forth information concerning non-equity and equity incentive plan-based compensation provided by BlackRock in 2014 to our NEOs.

Name	Grant Date(1)	Date of Committee Action		All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards
Laurence D. Fink	01/17/2014	01/14/2014	(2)	27,894	$8,899,720
	01/17/2014	01/14/2014	(3)	24,322	$4,749,988

Robert S. Kapito	01/17/2014	01/14/2014	(2)	21,273	$6,787,257
	01/17/2014	01/14/2014	(3)	19,201	$3,749,878

Charles S. Hallac	01/17/2014	01/14/2014	(2)	10,546	$3,364,754
	01/17/2014	01/14/2014	(3)	14,081	$2,749,962

Robert Goldstein	01/17/2014	01/14/2014	(2)	5,876	$1,874,767
	01/17/2014	01/14/2014	(3)	8,960	$1,749,852

Gary S. Shedlin	01/17/2014	01/14/2014	(2)	3,761	$1,199,966
	01/17/2014	01/14/2014	(3)	7,680	$1,499,873

(1)	Grant date is the date on which approved award values were converted to a number of RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)	These January 17, 2014 awards represent grants of RSUs awarded to Messrs. Fink, Kapito, Hallac, Goldstein and Shedlin as part of their 2013 bonus awards and represent the stock portion of such annual bonuses. These RSUs vest one-third on each of the first three anniversaries of January 31, 2014.

(3)	These January 17, 2014 awards represent Challenge Awards granted to Messrs. Fink, Kapito, Hallac, Goldstein and Shedlin in respect of services performed in 2013. Award values are converted into a number of RSUs using the grant price ($319.055), which represents an average of the high and low price of BlackRock common stock on January 17, 2014 (two trading days following earnings release) and a conversion premium of 1.6337, as determined by an independent, third party valuation model. The award is split into three equal tranches, with one tranche subject to a stock price target at 15% ($366.913), the second tranche subject to a stock price target at 25% ($398.819) and the third tranche subject to a stock price target at 35% ($430.724), in each case above the grant date price of $319.055. Each applicable stock price target must be met for 20 consecutive trading days in order for the related tranche of units to be eligible to vest. The stock price targets may be met at any time during the award term, but the delivery of shares may only occur on the fourth, fifth or sixth anniversary of the grant date, provided that the share price on the applicable delivery date meets the 15% stock price target ($366.913). Any tranche of the award that has not met the applicable stock price target will be forfeited on the sixth anniversary of the grant date.

2014 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Laurence D. Fink	01/31/2007	364,313	(2)	$167.76	1/31/2017	—		—
	01/20/2012	—		—	—	13,019	(3)	$4,655,074
	01/20/2012	—		—	—	32,766	(4)	$11,715,811
	01/18/2013	—		—	—	21,923	(3)	$7,838,788
	01/18/2013	—		—	—	37,472	(4)	$13,398,488
	01/17/2014	—		—	—	27,894	(3)	$9,973,779
	01/17/2014	—		—	—	24,322	(4)	$8,696,574

Robert S. Kapito	01/31/2007	210,109	(2)	$167.76	1/31/2017	—		—
	01/20/2012	—		—	—	9,571	(3)	$3,422,207
	01/20/2012	—		—	—	26,213	(4)	$9,372,720
	01/18/2013	—		—	—	15,962	(3)	$5,707,373
	01/18/2013	—		—	—	29,583	(4)	$10,577,697
	01/17/2014	—		—	—	21,273	(3)	$7,606,374
	01/17/2014	—		—	—	19,201	(4)	$6,865,510

Charles S. Hallac	01/31/2007	126,087	(2)	$167.76	1/31/2017	—		—
	01/20/2012	—		—	—	4,582	(3)	$1,638,340
	01/20/2012	—		—	—	19,659	(4)	$7,029,272
	01/18/2013	—		—	—	7,630	(3)	$2,728,183
	01/18/2013	—		—	—	21,694	(4)	$7,756,907
	01/17/2014	—		—	—	10,546	(3)	$3,770,828
	01/17/2014	—		—	—	14,081	(4)	$5,034,802

Robert Goldstein	01/20/2012	—		—	—	2,223	(3)	$794,856
	01/20/2012	—		—	—	17,475	(4)	$6,248,361
	01/18/2013	—		—	—	3,976	(3)	$1,421,659
	01/18/2013	—		—	—	16,566	(4)	$5,923,339
	01/17/2014	—		—	—	5,876	(3)	$2,101,023
	01/17/2014	—		—	—	8,960	(4)	$3,203,738

Gary S. Shedlin	05/29/2013	—		—	—	6,622	(5)	$2,367,762
	01/17/2014	—		—	—	3,761	(3)	$1,344,783
	01/17/2014	—		—	—	7,680	(4)	$2,746,061

(1)	Amounts reflect the year-end value of RSU awards, based on the closing price of $357.56 per share of BlackRock common stock on December 31, 2014.

(2)	Amounts reflect long-term incentive plan option awards that vested on September 29, 2011.

(3)	These RSUs vest as to one-third on January 31 in each of the three years after the grant date.

(4)	These Challenge Award RSUs require that separate 15%, 25% and 35% stock price targets (based on the grant price) be achieved during the six-year term of the awards in order for each respective tranche to be delivered. The stock price targets may be met at any time during the award term, but the delivery of shares may only occur on the fourth, fifth or sixth anniversary of the grant date, provided the price on the delivery date meets the lowest stock price target. Any tranche of the award that has not met the applicable stock price target will be forfeited on the sixth anniversary of the grant date. As of December 31, 2014, all three of the stock price targets related to the Challenge Awards granted on January 20, 2012 had been met. As of December 31, 2014, all three of the stock price targets related to the Challenge Awards granted on January 18, 2013 had been met. As of December 31, 2014, none of the three stock price targets related to the Challenge Awards granted on January 17, 2014 had been met. See Footnote 3 to the “2014 Grants of Plan-Based Awards” table for additional details regarding these awards.

(5)	Of these RSUs, 1,186 vested on January 31, 2015, 1,904 vested on February 28, 2015, 1,160 will vest on November 30, 2015 and 2,372 will vest on January 31, 2016. The RSUs were awarded in connection with Mr. Shedlin’s commencement of employment with BlackRock and the resulting forfeiture of deferred compensation awards granted by his former employer. The vesting schedule of the RSUs mirrors the schedule on which the forfeited awards would have vested had Mr. Shedlin remained with his prior employer.

2014 Option Exercises and Stock Vested

The following table sets forth information concerning the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2014 on the exercise of options or the settlement of RS and RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurence D. Fink	—	—	58,036	$17,726,516
Robert S. Kapito	—	—	44,264	$13,519,996
Charles S. Hallac	—	—	25,154	$7,683,038
Robert Goldstein	—	—	16,498	$5,039,149
Gary S. Shedlin	—	—	6,073	$1,918,539

(1)	Value realized reflects the closing price per share of BlackRock common stock on the applicable vesting dates.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Laurence D. Fink	—	—	$207,026	—	$1,808,336
Robert S. Kapito	—	—	$4,328	—	$206,949
Charles S. Hallac	—	—	$9,079	—	$164,466
Robert Goldstein	—	—	$396,788	$110,569	$10,247,400
Gary S. Shedlin	—	—	—	—	—

(1)	Includes earnings on balances in the VDCP.

Voluntary Deferred Compensation Plan

Effective January 2002, BlackRock adopted the VDCP, which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to ten years. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock. In addition, there are no change in control provisions associated with equity awards held by the NEOs that were outstanding as of December 31, 2014.

Pursuant to the terms of the applicable equity award agreements, an NEO experiencing certain terminations of employment may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause, an NEO may be eligible to receive severance benefits under BlackRock’s standard severance program. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 52 and 53, in each case assuming a termination of employment of the NEO on December 31, 2014.

Following a termination of employment, any outstanding stock options held by the NEOs will remain exercisable for the periods set forth in the applicable award agreement. Upon a change in control of BlackRock or a termination of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. All outstanding stock options and VDCP balances were fully vested as of December 31, 2014. Accordingly, no amounts have been included in the table on page 53 below in respect of outstanding options and VDCP balances. For additional information, please refer to the “2014 Outstanding Equity Awards at Fiscal Year-End” and the “Nonqualified Deferred Compensation” tables on pages 50 and 51, respectively.

Treatment of Outstanding Equity Awards Upon Termination of Employment

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause	Qualified Retirement / Disability	Death
RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)(1)	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date.

Immediate vesting and settlement.

RSUs Granted as Challenge Awards(2)	Unvested awards are forfeited.	Unvested awards are forfeited.

Any portion of the award that has achieved its stock price target remains eligible for vesting and settlement (subject to attainment of the minimum stock price target on the fourth, fifth or sixth anniversary of the grant date); a pro rata portion of the award that has not attained its stock price target will remain outstanding and eligible to vest; the remainder of the award will be forfeited.

				Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.	Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.

(1)	This treatment also applies to the Buyout Award held by Mr. Shedlin (described in further detail in Footnote (5) to the “2014 Outstanding Equity Awards at Fiscal Year-End” table on page 50).

(2)	The Challenge Awards that were granted in January 2012 provide that, upon the NEO’s termination of employment by BlackRock other than for cause, any portion of the award that has not attained its stock price target will be forfeited. As noted in Footnote (4) to the “2014 Outstanding Equity Awards at Fiscal Year-End” table on page 50, the Challenge Awards granted in 2012 had achieved all of their stock price targets as of December 31, 2014.

Potential Payments Upon Termination of Employment

The amounts in the table below reflect an assumed termination of employment on December 31, 2014 and are based on the closing price of BlackRock common stock on December 31, 2014, which was $357.56. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Death / Disability / Qualified Retirement	Voluntary Resignation / Termination for Cause
Laurence D. Fink
Year-End Awards(1)	$22,467,640	$22,467,640	$0
Challenge Awards(2)	$25,114,299	$25,114,299	$0
Severance(3)	$934,615	$0	$0

Total	$48,516,554	$47,581,939	$0

Robert S. Kapito
Year-End Awards(1)	$16,735,953	$16,735,953	$0
Challenge Awards(2)	$19,950,418	$19,950,418	$0
Severance(3)	$778,846	$0	$0

Total	$37,465,217	$36,686,371	$0

Charles S. Hallac
Year-End Awards(1)	$8,137,350	$8,137,350	$0
Challenge Awards(2)	$14,786,179	$14,786,179	$0
Severance(3)	$675,000	$0	$0

Total	$23,598,529	$22,923,529	$0

Robert Goldstein
Year-End Awards(1)	$4,317,537	$4,317,537	$0
Challenge Awards(2)	$12,171,700	$12,171,700	$0
Severance(3)	$384,615	$0	$0

Total	$16,873,852	$16,489,237	$0

Gary S. Shedlin
Year-End Awards / Buyout Award(1)	$3,712,545	$3,712,545	$0
Severance(3)	$115,385	$0	$0

Total	$3,827,930	$3,712,545	$0

(1)	Reflects an amount equal to (i) the number of unvested RSUs awarded as the Year-End Awards (and unvested portion of the Buyout Award granted to Mr. Shedlin) as of December 31, 2014, multiplied by (ii) $357.56 (the closing price of BlackRock common stock on December 31, 2014). For additional detail on the Year-End Awards, please refer to the “2014 Outstanding Equity Awards at Fiscal Year-End” table on page 50 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table on page 52.

(2)	Reflects an amount equal to (i) the number of unvested RSUs awarded as Challenge Awards held by the NEO for which the applicable stock price targets had been attained as of December 31, 2014, multiplied by (ii) $357.56 (the closing price of BlackRock common stock on December 31, 2014). As of December 31, 2014, all of the stock price targets had been attained for the Challenge Awards granted in January 2012 and January 2013. Because none of the stock price targets applicable to the January 2014 Challenge Award grant had been attained as of December 31, 2014, the table above does not include any amounts attributable to these grants. As described in the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table on page 52, some or all of the Challenge Awards granted in January 2014 would remain outstanding and eligible to vest following certain terminations of employment. As described above, delivery of shares relating to the Challenge Awards for which the stock price targets have been attained will occur only if the minimum stock price target applicable to the award is also attained on the fourth, fifth or sixth anniversary of the grant date. For additional detail on the Challenge Awards, please refer to the “2014 Outstanding Equity Awards at Fiscal Year-End” table on page 50 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table on page 52.

(3)	Reflects the amount that would have been payable to the NEO in a lump sum pursuant to BlackRock’s standard severance program, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2014.

2014 DIRECTOR COMPENSATION

The table below sets forth the elements of director compensation provided by BlackRock in 2014.

Board Service(1)
Board Annual Retainer(1)	$75,000
Annual RSUs(2)	$150,000
Board Meeting Fees(1)	$1,500

Committee Service
Committee Meeting Fees(1)	$1,000

Committee Annual Retainer(1)	Chairperson		Member
Audit	$30,000		$15,000
MDCC	$20,000		$10,000
Nominating and Governance	$25,000	(3)	$5,000
Risk	$15,000		$5,000

(1)	New Board members rotating through Committees receive one general Committee retainer and committee meeting fees for the meetings they attended. Retainers and meeting fees are paid in January, April, July and October, based on service during the prior quarter. From time to time, the Company also makes available, as an accommodation to all of its Directors upon request, basic office space as its existing locations and administrative support, as needed.

(2)	Annual award granted on the last day of the first quarter of each year to all directors serving on that date and delivered on the earlier of (i) the third anniversary of the date of grant and (ii) the date such director ceases to be a member of the Board of Directors.

(3)	Based on the combination of the roles of the lead independent director and the Chairperson of the Nominating and Governance Committee.

Directors in 2014 who were also employees of BlackRock or designees of Bank of America/Merrill Lynch or PNC are not listed in the below table because they did not receive compensation for serving as directors or committee members. In 2014, directors who were not employees of BlackRock or designees of Bank of America/Merrill Lynch or PNC each received the amounts set forth in the below table and were also reimbursed for reasonable travel and related expenses. Each director who received compensation received at least $25,000 of his or her annual retainer, or a pro rata portion thereof in the event that a director’s service is less than a full year, in the form of BlackRock common stock valued at an equivalent fair market value. In addition, each director who received compensation had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her annual retainers in excess of $25,000. As indicated below, seven of the directors elected to receive all of their annual retainers in the form of BlackRock common stock.

Name	Fees Earned or Paid in Cash ($)	Fees Awarded in Stock ($)(1)(2)	Total ($)(3)
Abdlatif Y. Al-Hamad	$—	$253,036	$253,036
Mathis Cabiallavetta	$91,005	$195,686	$286,691
Pamela Daley	$—	$257,664	$257,664
Jessica P. Einhorn	$71,503	$175,036	$246,539
Fabrizio Freda	$—	$246,587	$246,587
Murry S. Gerber	$136,503	$175,036	$311,539
James Grosfeld	$—	$267,537	$267,537
David H. Komansky	$87,503	$174,684	$262,186
Deryck Maughan	$—	$272,772	$272,772
Cheryl D. Mills	$85,003	$175,036	$260,039
Thomas H. O’Brien	$120,503	$174,998	$295,501
Ivan G. Seidenberg	$—	$275,514	$275,514
Marco Antonio Slim Domit	$—	$264,480	$264,480
John S. Varley	$89,503	$174,998	$264,501
Susan L. Wagner	$71,503	$175,036	$246,539

(1)

Includes the annual RSU grants to each director of 476 RSUs of BlackRock with a grant date fair value of $150,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2014 Form 10-K. As of December 31, 2014, each non-employee director had the following outstanding RSUs: 476 shares for Ms. Daley and Ms. Mills,

1,059 shares for each of Ms. Einhorn, Mr. Freda and Ms. Wagner and 1,547 shares for each of Messrs. Al-Hamad, Cabiallavetta, Gerber, Grosfeld, Komansky, Maughan, O’Brien, Seidenberg, Slim and Varley. The RSUs are fully vested on the grant date and are settled on the earlier of the third anniversary of the grant date or the director’s departure from the Board of Directors.

(2)	Includes the shares of common stock granted on March 31, June 30, September 30 and December 31, 2014, respectively, based on closing market prices on such dates of $314.48, $319.60, $328.32 and $357.56, respectively, awarded in respect of board annual retainer and/or meeting fees. The entire expense for these awards was recorded on the date of grant.

(3)	The total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to amounts being rounded to the nearest whole dollar.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2014, relating to BlackRock equity compensation plans pursuant to which grants of options, RS, RSUs or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Approved
BlackRock, Inc. 1999 Stock Award and Incentive Plan	5,733,947	(1)	167.76	(2)	9,134,678
Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		626,646	(3)

Total Approved by Stockholders	5,733,947				9,761,324

Not Approved
None	—		N/A		—

Total Not Approved by Stockholders	—		N/A		—

Total	5,733,947				9,761,324

(1)	Includes 906,719 shares issuable under options and 4,827,228 shares in RS and RSUs. 1,311,887 shares remain available for contribution by PNC pursuant to the share surrender agreement with BlackRock and PNC to settle awards outstanding under this Plan and for future BlackRock stock grants under any other plan in accordance with the terms of the share surrender agreement. Since February 2009, these shares were held by PNC as Series C Preferred Stock.

(2)	Represents weighted average exercise price on options only.

(3)	The Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan became effective in January 2007 and replaced the prior plan which was suspended in August 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, Section 16 officers and persons who own more than 10% of a registered class of BlackRock’s equity securities to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the NYSE. To the best of BlackRock’s knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2014, our directors, Section  16 officers and 10% holders met all applicable SEC filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bank of America and its Subsidiaries

On September 29, 2006, Merrill Lynch contributed the entities and assets that constituted its investment management business, MLIM, to BlackRock (the “MLIM Transaction”) in exchange for common and non-voting preferred stock such that, immediately after the closing of the MLIM Transaction, Merrill Lynch held approximately 45.0% of BlackRock’s common stock outstanding and an economic ownership of approximately 49.3% on a fully diluted basis. On January 1, 2009, Bank of America acquired Merrill Lynch. Through a series of transactions concluding in June 2011, Merrill Lynch and its affiliates disposed of their equity interests in BlackRock and, to our knowledge, no longer beneficially own any material amount of BlackRock’s voting common stock or outstanding capital stock.

Thomas K. Montag, Co-Chief Operating Officer of Bank of America, served as a director of BlackRock during 2014 until the 2014 Annual Meeting of Stockholders on May 29, 2014.

Global Distribution Agreement with Merrill Lynch

On September 29, 2006, BlackRock entered into a global distribution agreement with Merrill Lynch. This agreement was amended and restated on July 16, 2008 and again on November 15, 2010 and all descriptions of the agreement in this Proxy Statement reflect the agreement as amended and restated. The global distribution agreement provides a framework under which Merrill Lynch distributes BlackRock’s investment advisory products (including those of the former MLIM business). The total amount expensed by BlackRock during 2014 relating to Merrill Lynch distribution and servicing of products covered by the global distribution agreement, including mutual funds, separate accounts, liquidity funds, alternative investments and insurance products, was approximately $180.3 million. In addition, BlackRock recorded other revenue of $3.3 million related to fees for certain Merrill Lynch products pursuant to the global distribution agreement.

Pursuant to the global distribution agreement, Merrill Lynch has agreed to cause each of its distributors to continue distributing BlackRock covered products and covered products of the former MLIM business that it distributed as of the date of the global distribution agreement on the same economic terms as were in effect on the date of the global distribution agreement or as the parties otherwise agree. For new covered products introduced by BlackRock to Merrill Lynch for distribution that do not fall within an existing category, type or platform of covered products distributed by Merrill Lynch, the Merrill Lynch distributors must be offered the most favorable economic terms offered by BlackRock to other distributors of the same product. If a covered product that does not fall within an existing category, type or platform of covered products distributed by Merrill Lynch becomes part of a group or program of similar products distributed by the Merrill Lynch distributors, some of which are sponsored by managers other than BlackRock, the economic terms offered by Merrill Lynch distributors to BlackRock for the distribution of such covered products must be at least as favorable as the most favorable economic terms to which any such product is entitled. The initial term of the global distribution agreement expired on January 1, 2014 and the agreement was automatically renewed for an additional three-year term. The term of the agreement may be extended for such other periods as the parties may agree.

Sales Incentive Restrictions

Merrill Lynch may not, and must cause its distributors not to, provide its sales force with economic incentives for the sale of products that compete with covered products of BlackRock that are any greater than the sales incentives provided to the BlackRock covered products. However, no Merrill Lynch distributor is prohibited from selling products that provide for different rates of sales load, or placement, Rule 12b-1 of the Investment Company Act of 1940 or other related fees.

Product Availability

During the term of the global distribution agreement, BlackRock must permit each Merrill Lynch distributor to distribute covered products of the former MLIM business, on a basis not less favorable than they were distributed by such Merrill Lynch distributor prior to BlackRock’s acquisition of MLIM or as the parties otherwise agree. For any other covered product in which a Merrill Lynch distributor expresses an interest to BlackRock, upon request of such distributor, BlackRock must use all commercially reasonable efforts to cause each such Merrill Lynch distributor to have the right to distribute such products on a basis not less favorable than that on which any Merrill Lynch distributor distributed comparable covered products of the former MLIM business in the channel in question or other products that would generally be viewed as competitive with such covered products.

New Products

During the term of the global distribution agreement, Merrill Lynch must, upon notice from BlackRock, subject to applicable law, standards and practices, use all commercially reasonable efforts to provide distribution services and access to Merrill Lynch distributors for any new covered product on terms in accordance with the global distribution agreement. However, neither Merrill Lynch nor any Merrill Lynch distributor may require BlackRock to offer any new covered products or limit BlackRock from developing or launching any new covered products.

Transition Services Agreement with Merrill Lynch

On September 29, 2006, BlackRock entered into a transition services agreement with Merrill Lynch and its controlled affiliates to allow BlackRock to transition from relying on Merrill Lynch for various functions for the former MLIM business to using BlackRock’s own systems and to allow Merrill Lynch to transition from relying on the former MLIM business for various functions to using Merrill Lynch’s own systems. The services provided in the 12 months prior to September 29, 2006 continue to be provided at the same general standard of service as they were provided prior to September 29, 2006, until such time as the service recipient is able to provide such services (or a substitute) on its own. The pricing for such services is required to be consistent with historical practices. The total amount expensed by BlackRock for transition services payable to Merrill Lynch in 2014 was $2.0 million.

Other Transactions with Bank of America and its Subsidiaries

In addition to the arrangements set forth pursuant to the global distribution agreement and transition services agreement, BlackRock provides investment advisory and administration services to Merrill Lynch and certain other Bank of America subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from Merrill Lynch and other Bank of America subsidiaries in relation to these services in 2014 totaled $54.3 million.

On March 10, 2011, BlackRock and certain of its subsidiaries entered into a five-year $3.5 billion unsecured revolving credit facility (the “Credit Facility”) for which Merrill Lynch, Pierce, Fenner & Smith Incorporated and several other financial institutions serve as joint lead arrangers and joint bookrunners and for which Bank of America and several other financial institutions serve as documentation agents. BlackRock’s obligations under the Credit Facility are unsecured and are not guaranteed by any of its subsidiaries. All obligations of any subsidiary borrower under the Credit Facility are guaranteed by BlackRock. The Credit Facility has since been amended, most recently on April 2, 2015, when the aggregate commitment amount was increased to $4.0 billion and the maturity date was extended to March 31, 2020. Bank of America is a lender under the Credit Facility, with a commitment of $250 million as of December 31, 2014. Bank of America and its affiliates received approximately $0.2 million in fees in connection with the Credit Facility in 2014. BlackRock had no amounts outstanding under the Credit Facility as of December 31, 2014.

On October 14, 2009, BlackRock entered into a commercial paper program (the “Commercial Paper Program”) under which BlackRock may issue unsecured commercial paper notes on a private placement basis up to a maximum aggregate amount outstanding at any time of $3.0 billion. Banc of America Securities LLC and three other financial institutions are dealers under the Commercial Paper Program and may, pursuant to their respective commercial paper dealer agreements with BlackRock, either purchase from BlackRock or arrange for the sale by BlackRock of notes pursuant to an exemption from federal and state securities laws. The Commercial Paper Program has since been amended, most recently in January 2015. The maximum amount which BlackRock may issue on a private placement basis is $3.99 billion.

BlackRock provides risk management analytic advisory services to Merrill Lynch, for which it received an annual fee of $1.0 million.

BlackRock incurred expenses of $1.6 million for launch costs to Merrill Lynch for new closed-end funds in 2014.

In 2014, BlackRock paid $26.3 million to Merrill Lynch and affiliates related to sales commissions for certain distribution financing arrangements to receive certain cash flows from sponsored open-end mutual funds sold without a front-end sales charge. Such sales commissions are generally capitalized by BlackRock at the time of payment and are subsequently amortized over periods ranging from one to six years.

In addition, BlackRock incurred expenses of $2.2 million for service fees related to certain institutional clients in 2014. BlackRock also incurred expenses for marketing and promotional activities with Merrill Lynch, primarily joint training sessions, of $2.7 million in 2014.

BlackRock has retrocession contracts with Bank of America/Merrill Lynch for various mutual fund distribution services to be performed on behalf of certain non-U.S. based funds managed by BlackRock. BlackRock paid approximately $42.4 million to Bank of America/Merrill Lynch for such arrangements in 2014.

An affiliate of Bank of America acts as administrator for BlackRock’s retirement savings and deferred compensation plans, for which BlackRock paid Bank of America approximately $545,000 in 2014.

In the ordinary course of business, Bank of America and its subsidiaries provide additional distribution and marketing support services to BlackRock in order to promote the sale of its funds.

Transactions between BlackRock Funds and Client Accounts and Bank of America and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with Bank of America and its subsidiaries. The amount of compensation or other value received by Bank of America in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. Bank of America or its subsidiaries may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. For transactions in equity securities in which Bank of America or its subsidiaries acts as a broker for BlackRock, a transaction commission is normally charged. The estimated amount of net commissions generated in favor of Bank of America in 2014 was approximately $59 million. Bank of America (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2014. Fixed income and certain other securities and financial assets are typically not traded on a commission basis and, accordingly, the amounts earned by Bank of America and its subsidiaries on such transactions cannot be determined.

Bank of America and its affiliates also act from time to time in the ordinary course of business as the prime clearing broker for certain of BlackRock’s hedge funds and funds of funds. Additionally, Bank of America or its subsidiaries may from time to time in the ordinary course of business make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with such loans. BlackRock may be an investor in or co-investor alongside these funds and accounts.

Merrill Lynch and certain other Bank of America affiliates (together with affiliates of Wachovia Corporation) were co-arrangers in the ordinary course of business for the permanent financing to the funds that acquired the Peter Cooper Village and Stuyvesant Town apartment complex in New York City in November 2006. Following a default on the financing in January 2010, the special servicer representing the senior lenders commenced an action to foreclose the senior loan and mortgage. On June 3, 2014, the special servicer exercised a deed-in-lieu of foreclosure. BlackRock owns a 50% interest in the general partner of the funds and made a minority equity investment in the funds. At December 31, 2014, neither such interest had any value.

BlackRock products and client accounts also enter into a variety of other arrangements with Bank of America and its affiliates on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian, trustee or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to Bank of America or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, distribution, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In certain cases, BlackRock may be responsible for payment of fees incurred in excess of such caps and such amounts would be reflected in the fees for administrative services described above. Additionally, Bank of America or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

PNC and its Subsidiaries

As of March 31, 2015, PNC beneficially owned approximately 21% of BlackRock’s common stock outstanding.

William S. Demchak, President and Chief Executive Officer of PNC, serves as a director of BlackRock. PNC has elected not to appoint a second director to the Board of Directors at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite an observer to attend Board meetings as a non-voting guest. Gregory Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2014 totaled $4.9 million.

BlackRock provides risk management advisory services to PNC’s corporate and line of business asset/liability management committees, for which it received an annual fee of $6.9 million for 2014. BlackRock also recorded revenue of $2.8 million related to non-discretionary trading services and $98,000 for certain advisory valuation services.

BlackRock paid $2.0 million to PNC affiliates in 2014 for service fees related to certain retail and institutional clients.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. We principally engage in fixed income transactions with PNC. PNC (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2014. Fixed income transactions are typically not traded on a commission basis and, accordingly, the amounts earned by PNC and its subsidiaries on such transactions cannot be determined.

PNC may from time to time in the ordinary course of business make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with such loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In such cases, BlackRock may be responsible for payment of fees incurred in excess of such caps and such amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

Lease Obligations with Merrill Lynch and PNC

In 2014, BlackRock was a lessee under three leases or subleases with Merrill Lynch, all of which were entered into in connection with the MLIM Transaction. In 2014, BlackRock was also a lessee under one lease with PNC. BlackRock paid approximately $170,000 for these properties as a lessee in 2014 in the aggregate.

Stockholder Agreement with PNC

On February 15, 2006, BlackRock entered into an implementation and stockholder agreement with PNC. The agreement was amended and restated on February 27, 2009 and was further amended on June 11, 2009. The agreement governs the ownership interests and relationship of PNC in and with BlackRock.

The following paragraphs describe certain key provisions of the implementation and stockholder agreement with PNC as amended and restated.

Share Ownership

The PNC implementation and stockholder agreement provides for a limit on the percentage of BlackRock capital stock that may be owned by PNC at any time (which we refer to as the “PNC ownership cap”). Due to the PNC ownership cap, PNC is generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, PNC may not acquire any shares of BlackRock from any person other than BlackRock or a person that owns 20% or more of the total voting power of the capital stock of BlackRock (other than itself) if, after such acquisition, it would hold capital stock of BlackRock representing more than 90% of its voting ownership cap.

Prohibited Actions

At all times, PNC is prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•	an acquisition which would result in PNC holding more than its ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•	any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•	any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•	any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•	being a member of a “group,” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•	selling any BlackRock capital stock in an unsolicited tender offer that is opposed by the BlackRock Board of Directors;

•	any proposal to seek representation on the Board of Directors of BlackRock except as contemplated by the PNC implementation and stockholder agreement;

•	any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock except as contemplated by the PNC implementation and stockholder agreement; or

•	any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities

The PNC implementation and stockholder agreement gives PNC the right, in any issuance of BlackRock voting stock, (1) to purchase an amount of such stock or, at PNC’s option, Series B Preferred Stock, upon such issuance that would result in PNC holding the lesser of (a) the PNC ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance, and (2) if as a result of such stock issuance PNC’s beneficial ownership of the total voting power of BlackRock capital stock decreases to less than 38%, to exchange such number of shares of Series B Preferred Stock for shares of common stock on a one-for-one basis such that following the stock issuance, PNC will beneficially own shares of voting securities representing not more than 38% of the total voting power of BlackRock capital stock, unless such issuance constitutes a public offering and would not, together with any stock issuance constituting a public offering since the closing of the MLIM Transaction, after taking into account any share repurchases by BlackRock since the closing of the MLIM Transaction and transfers by PNC, decrease PNC’s total voting power to 90% or less of the PNC ownership cap.

Share Repurchase

If BlackRock engages in a share repurchase, BlackRock may require PNC to sell an amount of securities that will cause its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap.

Transfer Restrictions

PNC may not transfer any capital stock of BlackRock beneficially owned by it, except for transfers to its respective affiliates and transfers in certain other specified categories of transactions that would result in the beneficial ownership, by any person, of more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons.

Right of Last Refusal

PNC must notify BlackRock if it proposes to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock will have the right to purchase all of the stock being offered, at the price and terms described in the notice. These notification requirements and purchase rights do not apply in the case of tax-free transfers to charitable organizations or foundations and tax-deferred transfers.

Corporate Governance

Board Designation

The PNC implementation and stockholder agreement provides that BlackRock will use its best efforts to cause the election at each annual meeting of stockholders such that the Board of Directors will consist of no more than 19 directors:

•	not less than two nor more than four directors who will be members of BlackRock management;

•	two directors who will be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 10% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause one of such PNC designees to resign and the number of PNC designees permissible shall be reduced to one; and provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 5% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause a second PNC designee to resign and the number of PNC designees permissible shall be reduced to zero; and

•	the remaining directors who will be independent for purposes of the rules of the NYSE and will not be designated by or on behalf of PNC or any of its affiliates.

Of the current directors, William S. Demchak was designated by PNC. PNC has elected not to appoint a second director to the Board Directors at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite an observer to attend Board meetings as a non-voting guest. Gregory Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

Voting Agreement

PNC has agreed to vote all of its voting shares in accordance with the recommendation of the Board of Directors on all matters to the extent consistent with the provisions of the PNC implementation and stockholder agreement, including the election of directors.

Approvals

Under the PNC implementation and stockholder agreement, the following may not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•	appointment of a new Chief Executive Officer of BlackRock;

•	any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different from those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•	any acquisition of any person or business that has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•	any acquisition of any person or business constituting a line of business that is materially different from the lines of business BlackRock and its controlled affiliates are engaged in at that time if such acquisition involves consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

•	except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that, after giving effect to such repurchase, BlackRock and its subsidiaries shall have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

•	any amendment to BlackRock’s certificate of incorporation or amended and restated bylaws;

•	any matter requiring stockholder approval pursuant to the rules of the NYSE; or

•	any amendment, modification or waiver of any restriction or prohibition on any significant stockholder (other than PNC or its affiliates) provided for under its stockholder agreement.

Committees

Consistent with applicable laws, rules and regulations, the Audit Committee, the MDCC and the Nominating and Governance Committee are to be composed solely of independent directors. The Risk Committee and Executive Committee are not subject to any similar laws, rules or regulations, and as such, are composed of a mix of independent and non-independent directors. The PNC implementation and stockholder agreement provides that the Executive Committee will consist of not less than five members, of which one must be designated by PNC.

Significant Stockholder Transactions

The PNC implementation and stockholder agreement prohibits BlackRock or its affiliates from entering into any transaction with PNC or its affiliates, unless such transaction was in effect as of September 29, 2006, is in the ordinary course of business of BlackRock or has been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Termination

The PNC implementation and stockholder agreement will terminate on the first day on which PNC and its affiliates own less than 5% of the capital stock of BlackRock, unless PNC sends a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it has fallen below such threshold, and PNC buys sufficient capital stock of BlackRock within 20 business days after PNC has notice that it has fallen below 5% of BlackRock capital stock such that it continues to own greater than 5% of BlackRock capital stock.

Registration Rights Agreements with PNC

On September 29, 2006, BlackRock entered into a registration rights agreement with PNC. Pursuant to the agreement with PNC, PNC has the right to require BlackRock to register certain BlackRock securities owned by it. PNC has the right to make two such requests in any 12-month period subject to each request being for securities with a minimum value of $150 million. Additionally, the agreement grants PNC customary “piggyback” registration rights. Pursuant to the registration rights agreement, BlackRock may suspend registration for a reasonable period of time if the Chief Executive Officer of BlackRock determines in good faith, upon consultation with counsel, that the use of a registration statement would require premature disclosure of non-public information, the disclosure of which would be materially adverse to BlackRock, with such suspension period to be limited to 60 days with the total number of suspension days of a 12-month period limited to 120 days. Subject to the terms of the stockholder agreement, BlackRock is generally required to pay all expenses in connection with obtaining registrations under the registration rights agreement while PNC will pay all sales- and commission-related expenses.

Transactions with Directors, Executive Officers and Other Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts. These investments are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

On February 27, 2007, the Board of Directors adopted a written policy regarding related person transactions, which governs and establishes procedures for the approval and ratification of related person transactions. The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

The policy provides that related person transactions must be approved by a majority of the uninterested members of the Nominating and Governance Committee or the Board of Directors. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Nominating and Governance Committee or the Board of Directors, the Chairperson of the Nominating and Governance Committee may approve the transaction.

In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person’s relationship to BlackRock and his or her interest in the transaction, (ii) the benefits to BlackRock, (iii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, (iv) the availability of comparable products or services that would avoid the need for a related person transaction and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

The policy provides that transactions (other than transactions in the ordinary course of business) with PNC are governed by the special approval procedures set forth in the PNC implementation and stockholder agreement. Those approval procedures prohibit BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with PNC or its affiliates unless such transaction was in effect as of

September 29, 2006 or has been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Of the current directors, William S. Demchak was designated by PNC.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described above under “—Bank of America and its Subsidiaries,” “—PNC and its Subsidiaries” and “—Stockholder Agreement with PNC,” were reviewed with the Board of Directors at the time of entering into such transactions.

ITEM 2

APPROVAL OF THE BLACKROCK, INC. SECOND AMENDED AND RESTATED 1999 STOCK AWARD AND INCENTIVE PLAN

The MDCC has recommended and the Board of Directors has approved the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Amended Plan”), which amends and restates the BlackRock, Inc. Amended and Restated 1999 Stock Award and Incentive Plan (the “Original Plan”). If approved by stockholders, the Amended Plan will become effective on the date of such approval.

The plan enables the MDCC to make discretionary stock option, stock appreciation right, RS, RSU and other stock-based or cash-based awards to selected employees and non-employee directors of, and other individuals performing advisory or consulting services to, BlackRock and its present or future affiliates. The Board of Directors believes that the plan is instrumental in attracting future plan participants and in retaining and motivating current plan participants.

The Original Plan will expire on March 27, 2016. If approved by stockholders, the term of the Amended Plan will be extended for ten years commencing on the date of such approval. Certain other changes are being made because the MDCC and the Board of Directors believe these changes are consistent with good corporate governance and with BlackRock’s equity compensation practices. Such changes include, but are not limited to, the addition of (i) a requirement that awards granted under the Amended Plan shall not vest within one year following the date of grant (subject to certain exceptions described below); (ii) a limit on the value of awards that may be granted to non-employee directors annually; (iii) provisions addressing the treatment of outstanding awards in the event of a change in control of BlackRock; (iv) a prohibition on the cash buyout of underwater stock options or stock appreciation rights without stockholder approval; (v) a provision clarifying that shares withheld to satisfy tax withholding or exercise price obligations will not again be available for issuance under the Amended Plan; (vi) a requirement that (A) dividend equivalents not be paid with respect to options and stock appreciation rights and (B) dividends (or dividend equivalents) attributable to RS or RSUs be subject to the same vesting conditions as the underlying RS or RSUs; and (vii) a provision providing that all awards granted under the Amended Plan will be subject to clawback pursuant to any applicable BlackRock policy or as required pursuant to applicable law. The foregoing is not intended to be an exhaustive list of all changes reflected in the Amended Plan. The summary of the Amended Plan below describes the material features of the Amended Plan. BlackRock is not requesting approval for an increase in the number of shares authorized for issuance under the Amended Plan at this time.

This proposal is being submitted to BlackRock’s stockholders in order to ensure the Amended Plan’s compliance with the NYSE Corporate Governance Standards concerning stockholder approval of equity compensation plans (the “Corporate Governance Standards”). The Corporate Governance Standards provide that stockholders must be given the opportunity to vote on all equity compensation plans and material revisions thereto. The Amended Plan is an equity compensation plan (i.e., a plan that provides for the delivery of our common stock to BlackRock employees as compensation for their services) and we are asking in this proposal for your approval of the Amended Plan in compliance with the Corporate Governance Standards.

Summary of Amended Plan

The following summary of the material features of the Amended Plan does not purport to be complete and is qualified by the specific provisions of the Amended Plan, which is attached hereto as Annex A.

Shares Available

An aggregate of 34,500,000 shares of common stock is currently authorized for issuance under the plan. As of March 31, 2015, awards representing 5,689,032 shares of common stock were outstanding under the plan (which, for BPIP awards, includes the base number of RSUs granted) and 7,615,804 shares of common stock remained available for grant. No more than 4,000,000 shares of common stock may be covered by stock-based awards to any single individual (other than a non-employee director) in any plan year under the Amended Plan. Non-employee directors may not be granted awards in any plan year with an aggregate value greater than $2.0 million.

The number of shares of common stock authorized for issuance under the Amended Plan, as well as the number of shares subject to outstanding awards and the annual limitation on grants to any single individual, are subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event.

Plan Administration

The MDCC administers the Amended Plan. The MDCC consists exclusively of directors who are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The MDCC has authority, subject to the provisions of the Amended Plan, to, among other things, determine the persons to whom awards will be granted, determine the terms and conditions (including any applicable performance criteria) of the awards, and prescribe, amend and rescind rules relating to the Amended Plan. Except in connection with certain corporate transactions, the MDCC is not permitted to (i) reduce the exercise price of any outstanding stock option or (ii) provide for the cash buyout of any outstanding underwater stock option or stock appreciation right, unless, in each case, the Company’s stockholders approve such exercise price reduction or cash buyout.

Eligibility

Grants of awards may be made under the Amended Plan to selected employees, non-employee directors of and other individuals providing advisory or consulting services to BlackRock and its present or future affiliates, at the discretion of the MDCC. As of March 31, 2015, approximately 12,100 BlackRock employees were eligible for awards under the Amended Plan. The closing price of a share of common stock on the NYSE on March 31, 2015 was $365.84.

Stock Options and Appreciation Rights

Stock option awards may be either “incentive stock options,” as such term is defined in Section 422 of the Internal Revenue Code, or nonqualified stock options. Incentive stock options may be granted only to employees. The exercise price of an option may not be less than the fair market value per share of common stock on the date of grant (except for options assumed in a corporate transaction). The MDCC may provide for payment of the exercise price of a stock option in cash or cash equivalents, by an exchange of stock previously owned by the grantee or through a broker-dealer facilitated cashless exercise procedure.

Stock appreciation rights may be granted alone or together with stock options. A stock appreciation right is a right to be paid an amount equal to the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over either the fair market value of a share of common stock on the date of grant (in case of a free standing stock appreciation right) or the exercise price of the related stock option (in case of a tandem stock appreciation right). Payment can be made in cash, common stock or both, as specified in the award agreement or as determined by the MDCC.

Stock options and stock appreciation rights are exercisable at such times and upon such conditions as the MDCC may determine, as reflected in the applicable award agreement. The MDCC determines the exercise period except that, in the case of an option, the exercise period may not exceed ten years from the date of grant of the option.

Except to the extent that the MDCC or applicable award agreement provides otherwise, in the event of the termination of employment of an employee or other service relationship, the right to exercise stock options and stock appreciation rights held by such employee or other service provider will cease.

Dividend equivalent rights may not be granted with respect to options or stock appreciation rights.

Restricted Stock and Restricted Stock Units

An RS award is an award of common stock and an RSU award is an award of the right to receive cash or common stock at a future date. In each case, the award is subject to restrictions on transferability and such other restrictions, if any, as the MDCC may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established performance goals, in such installments, or otherwise, as the MDCC may determine. Except to the extent provided in the applicable award agreement, a participant granted RS will have all of the rights of a stockholder, including, without limitation, the right to vote and the right to accrue dividends equal to the dividends paid on shares of common stock. If provided in the applicable award agreement, a holder of RSUs will be entitled to dividend equivalents with respect to such RSUs. Dividends or dividend equivalents accrued with respect to RS or RSUs, respectively, will be paid out only if, and to the extent that, the underlying RS or RSU vests.

Upon termination of employment or other service relationship during the applicable restriction period, shares of RS, RSUs and accrued but unpaid dividends or dividend equivalents, as applicable, that are subject to restrictions will be forfeited unless the award agreement provides otherwise. Subject to the terms of the Amended Plan, the MDCC can determine that restrictions or forfeiture conditions relating to RS or RSUs will be waived in whole or in part in the event of terminations resulting from specified causes and the MDCC may in other cases waive in whole or in part the forfeiture of RS or RSUs.

Other Stock-Based Awards or Cash-Based Awards

The MDCC is also authorized to grant “other stock-based awards” and “cash-based awards”. The MDCC will determine the form of other stock-based awards and cash-based awards that may be awarded under the Amended Plan, as well as all of the terms and conditions applicable to these awards, including whether the vesting or payment of an award will be based on the attainment of one or more performance goals. Other stock-based awards will be valued in whole or in part by reference to, or will be otherwise based on, shares of common stock. Other stock-based awards may be granted alone or in addition to other awards under the Amended Plan. The maximum payment that any executive officer may receive pursuant to a “cash-based award” that is subject to performance goals in any plan year shall be $10,000,000. Under the Original Plan, the maximum amount payable in respect of a cash-based award in respect of any fiscal year during a performance period was $1,000,000, which limit applied only to “covered employees” within the meaning of Code Section 162(m).

Minimum Vesting

Awards granted under the Amended Plan after it becomes effective will not vest prior to the first anniversary of the date of grant of the Award. Notwithstanding the foregoing, the MDCC may grant Awards that vest within one year following the date of grant (i) due to the grantee’s retirement, death, disability, leave of absence, termination of employment, or upon the sale or other disposition of a grantee’s employer or any other similar event, as determined by the MDCC, (ii) in accordance with terms described below under the caption “Change in Control” or (iii) as a substitute award in replacement of an award scheduled to vest within one year following the date of grant of such substitute award. Notwithstanding the foregoing, up to 5% of the shares of stock authorized for issuance under the plan may provide for vesting within one year following the date of grant.

Change in Control

Unless otherwise provided in an award agreement or other agreement between the Company and the grantee, in the event of a “change in control” (as defined in the Amended Plan):

•	with respect to each outstanding award granted after the effective date that is assumed or substituted in connection with the change in control, if the grantee’s employment is terminated by the Company or its successor or an affiliate without cause (as defined in the applicable award agreement) within the 12-month period following the change in control, the awards held by the grantee will become fully vested (and any performance conditions applicable to such awards will be deemed to have been achieved at target level); and

•	any outstanding awards granted after the effective date that are not assumed or substituted in connection with the change in control will become fully vested upon the change in control (with any performance conditions applicable to such awards deemed to have been achieved at target level).

An award will be considered assumed or substituted in connection with a change in control if, following the change in control, the award is of substantially comparable value and remains subject to substantially the same terms and conditions that were applicable to the award prior to the change in control; provided, that, if applicable, following the change in control, an award will be deemed assumed if it relates to shares of stock of the acquiring or ultimate parent entity.

Performance Goals

To the extent the MDCC grants an award under the Amended Plan with payment or vesting based on the attainment of one or more performance goals, such payment or vesting is permitted if, and only to the extent that, the performance goals established by the MDCC are met. The performance goals may relate to the performance of BlackRock, a subsidiary, affiliate, division or strategic business unit or any combination thereof. The performance goals will be based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the performance of BlackRock relative to a market index, a group of other companies or a combination thereof, all as determined by the MDCC. The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. To the extent possible, each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles and will be subject to certification by the MDCC. The performance measure or measures and the performance goals established by the MDCC may be different for different fiscal years and different goals may be applicable to BlackRock and its subsidiaries and affiliates.

Clawback

In addition to any forfeiture provisions otherwise applicable to an award, a grantee’s right to payment or benefits with respect to an award is subject to reduction, cancellation, forfeiture, clawback or recoupment (i) in accordance with any clawback policy of the Company or (ii) as required by applicable law.

Transferability

Except as otherwise determined by the MDCC, awards granted under the Amended Plan may be transferred only by will or by the laws of descent and distribution.

Amendment and Termination

The Amended Plan may be altered, amended, suspended or terminated by the Board of Directors, in whole or in part, except that no amendment that requires stockholder approval in order for the Amended Plan to continue to comply with state law, stock exchange requirements or other applicable law will be effective unless the amendment has received the required stockholder approval. In addition, no amendment may be made that adversely affects any of the rights of any award holder previously granted an award without the holder’s consent. If approved by stockholders, the Amended Plan will terminate on the tenth anniversary of the date of such approval.

United States Federal Income Tax Information

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Amended Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options

An optionee generally recognizes no taxable income for income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Optionees who neither dispose of their shares (“ISO shares”) within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. BlackRock will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonstatutory Stock Options

An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a BlackRock employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. BlackRock generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option.

New Plan Benefits and Additional Information

Future grants under the Amended Plan will be made at the discretion of the MDCC and, accordingly, are not yet determinable. In addition, benefits under the Amended Plan will depend on a number of factors, including the fair market value of common stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the Amended Plan. During the last fiscal year, BlackRock did not grant any stock options or stock appreciation rights; however, (i) all executive officers as a group (consisting of 12 individuals, including the five NEOs) were granted an aggregate of 208,353 RSUs, (ii) all other employees, including all officers who are not executive officers, as a group were granted an aggregate of 1,568,295 RSUs and shares of RS and (iii) all non-employee directors as a group (consisting of 16 individuals) were granted an aggregate of 7,140 RSUs and, in lieu of cash directors’ fees, 3,067 shares of common stock. For information relating to the grants under the Original Plan for the last fiscal year to BlackRock’s NEOs, see the “2014 Grants of Plan-Based Awards” table on page 49.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval of the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan.

ITEM 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

We are holding a non-binding advisory vote for stockholders to approve the compensation of our NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

While this vote is advisory, and not binding on our Company, it will provide information to our Board of Directors and the MDCC regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and the MDCC value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of NEOs as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the MDCC will evaluate whether any actions are necessary to address those concerns.

In considering their vote, stockholders may wish to review with care the information on BlackRock’s compensation policies and decisions regarding the NEOs presented in “Compensation of Executive Officers” on pages 28 to 46, as well as the discussion regarding the MDCC on page 19.

Our compensation philosophy is structured to align management’s interests with our stockholders’ interests. A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance. BlackRock has adopted strong governance practices for its employment and compensation programs. Compensation programs are reviewed annually to ensure that they do not promote excessive risk taking.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval of the compensation of our NEOs.

ITEM 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. At its meeting on March 11, 2015, the Audit Committee appointed Deloitte & Touche LLP to serve as BlackRock’s independent registered public accounting firm for 2015. This appointment is being submitted to the stockholders for ratification. Representatives of the firm of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Deloitte & Touche LLP or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002. The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte & Touche LLP. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner and considers whether, in order to ensure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as BlackRock’s independent auditors is in the best interests of the Company and its stockholders.

Fees Incurred by BlackRock for Deloitte & Touche LLP

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2014 and 2013, for BlackRock’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.

	2014	2013*
Audit Fees(1)	$15,527,253	$15,211,651
Audit-Related Fees(2)	4,706,583	4,615,855
Tax Fees(3)	984,600	1,248,000
All Other Fees(4)	385,412	399,933

Total	$21,603,848	$21,475,439

*	Total fees for 2013 reflect a reduction of $0.5 million subsequent to the filing of the 2014 proxy statement.

(1)	Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits, and review of documents filed with the SEC, including certain Form 8-K filings. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)	Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 16 and International Standard on Assurance Engagements (ISAE) 3402, fees for employee benefit plan audits, attestation services for Global Investment Performance Standards (GIPS®) verification and other assurance engagements.

(3)	Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain sponsored investment funds.

(4)	All Other Fees consisted of fees paid to the principal auditor other than audit, audit-related, or tax services. All Other Fees included fees primarily related to translation services and regulatory advice for certain funds.

Audit Committee Pre-Approval Policy

In accordance with the BlackRock Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for BlackRock by BlackRock’s independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. Periodically, the Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2015.

ITEM 5

STOCKHOLDER PROPOSAL – ADOPTION OF PROCEDURES TO AVOID HOLDING OR

RECOMMENDING INVESTMENTS IN COMPANIES THAT SUBSTANTIALLY CONTRIBUTE TO

GENOCIDE

Mr. Eric Cohen, 22 Spring Street, Lexington, MA 02421, the holder of 17 shares of common stock, has advised us that he intends to introduce the following resolution:

Genocide-Free Investing Proposal

WHEREAS

We believe that:

1.	Investors do not want their investments to help fund genocide.

a)	While reasonable people may disagree about socially responsible investing, few want their investments to help fund genocide.

b)	KRC Research’s 2010 study showed 88% of respondents want their investments to be genocide-free.

c)	Despite active management opposition, millions of investors at Franklin Resources, Fidelity, Vanguard and JPMorgan voted for similar genocide-free investing proposals, submitted by supporters of Investors Against Genocide.

d)	A 2012 genocide-free investing proposal at ING’s Emerging Countries Fund passed decisively, 59.8% to 10.7%, with 29.5% abstaining.

2.	BlackRock exercises investment discretion over its own assets and, through investment management contracts, those of its mutual funds and iShares ETFs.

3.	Examples demonstrate that BlackRock inadequately protects shareholders from investments in companies funding genocide because BlackRock and funds it manages:

a)	Make investments that, while legal, are inconsistent with U.S. sanctions explicitly prohibiting transactions relating to Sudan and Syria’s petroleum industries.

b)	Hold 1,436,797,773 PetroChina shares, representing 6.81% of the class outstanding (10/17/2014). CNPC, PetroChina’s controlling parent, is Sudan’s largest oil business partner, thereby helping fund ongoing government-sponsored genocide and crimes against humanity. CNPC is also Syria’s largest oil business partner, thereby helping fund that government’s mass atrocities.

c)	Hold 1,798,284,003 Sinopec shares, representing 7.05% of the class outstanding (11/5/5014), another large oil company in Sudan and Syria with trade revenues helping fund mass atrocities.

d)	Claim to “factor environmental, social and corporate governance (ESG) considerations into their investment decision-making,” to be committed to the UN Principles for Responsible Investment to “better align investors with broader objectives of society,” and to manage social/ethical risks, yet maintain large holdings of PetroChina and Sinopec despite their connection to genocide, an inherent risk factor.

4.	Individuals, through ownership of shares of BlackRock and its funds, may inadvertently invest in companies that help support genocide. BlackRock may add or increase holdings in problem companies without notice. Should BlackRock’s duties as an advisor require holding these investments, prominent disclosure would help shareholders avoid unintentional ownership.

5.	BlackRock can implement a genocide-free investing policy because:

a)	Ample alternative investments exist.

b)	Avoiding problem companies need not significantly affect investment performance, as shown in Gary Brinson’s classic asset allocation study.

c)	Even index funds need not invest in every security to statistically track index performance.

d)	Appropriate disclosure can address any legal concerns regarding exclusion of problem companies.

e)	Management can easily obtain independent assessments to identify companies connected to genocide.

f)	Time-limited engagement with problem companies is still possible when management believes engagement will be effective.

g)	Other large financial firms (including T. Rowe Price and TIAA-CREF) have policies to avoid such investments.

6.	Investor action can influence foreign governments, as in South Africa and South Sudan.

RESOLVED

Shareholders request that the Board institute transparent procedures to avoid holding or recommending investments in companies that, in management’s judgment, substantially contribute to genocide or crimes against humanity, the most egregious violation of human rights.

THE BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board of Directors believes that the actions requested by the proponent are unnecessary and not in the best interest of our stockholders and unanimously recommends that you vote “AGAINST” this proposal for the following reasons:

BlackRock manages assets on a fiduciary basis on behalf of clients pursuant to investment guidelines dictated by the investment management agreement with the fund or client and related disclosure documents:

BlackRock’s assets under management are client assets and not owned by BlackRock. BlackRock’s discretion in investing client assets is governed by the investment management agreement it enters into with the relevant fund or client. This discretion may be further limited by fund or other disclosures that set out the investment objectives and strategies for a given fund, e.g., investment in certain countries or industries or to track the stocks of a certain index.

BlackRock considers environmental, social, governance and ethical issues, including human rights, as part of its investment and risk management process:

BlackRock recognizes that environmental, social, governance (“ESG”) and ethical issues, including human rights, have the potential to affect the performance of an investment and believes that consideration of these issues should be factored into its investment analysis and decision-making process. In furtherance of these issues, BlackRock actively seeks to integrate Corporate Governance and Responsible Investment (“CGRI”) mandates throughout its investment and risk management process. The regionally focused teams within the Company’s CGRI group regularly evaluate and engage with portfolio companies on ESG and ethical risks within their local markets on behalf of BlackRock’s clients globally.

The Company has been a signatory to the United Nations-backed Principles for Responsible Investment since 2008. It also publishes an annual CGRI report, maintains Global Corporate Governance and Engagement Principles and issues quarterly reports for each of the Americas, APAC and EMEA detailing BlackRock’s most recent CGRI initiatives. In addition, in February 2015, BlackRock announced the launch of its BlackRock Impact platform, which currently has $225 billion in assets under management. The aim of the platform is to deliver specialized investment offerings that cater to investors’ ESG or ethical objectives. BlackRock believes that its current approach to engagement and investing, which considers ESG and ethical issues on a case-by-case basis and as part of its overall investment and risk management process, and the provision of dedicated ESG investment strategies through BlackRock Impact, is the right approach for the Company and its stockholders and is preferable to the approach recommended by the proponent.

BlackRock fully complies with all applicable legal and regulatory restrictions on investments, including U.S. sanctions prohibiting investments in companies that are owned or controlled by the governments of Sudan and Syria:

The laws of the United States prohibit investment in companies that are owned or controlled by the governments of, among other countries, Sudan and Syria. BlackRock and its investment advisor subsidiaries are fully compliant with these sanctions and will comply with any additional sanctions that may be enacted with respect to companies doing business in Sudan, Syria or any other country. We recognize and respect the fact that investors, including those investing in BlackRock-managed funds, have other investment opportunities open to them should they wish to avoid investments in certain companies or countries. However, BlackRock does not believe that adopting additional procedures limiting otherwise lawful investments, or restricting our investment advisors’ ability to select what may be the most suitable investments for our clients, would be in the best interests of our stockholders.

BlackRock’s holdings in individual companies is heavily influenced by the size of its index business and deviations from index holdings may introduce tracking errors, harm BlackRock’s competitive position and increase administrative costs:

Given BlackRock’s role as the world’s largest index investment provider, with $2.88 trillion in index-related assets under management as of December 31, 2014, it is extremely difficult, if not in some cases impossible, to attempt to introduce measures to divest from individual securities and deviate from index holdings without impacting the Company’s fiduciary obligation to act in the best interest of its clients and in accordance with index constituent weights. Moreover, any divestment or optimization action in respect of BlackRock’s holdings in an individual company may, in the absence of a legal prohibition, require among other things consultation and approval of fund and other external boards. It may also introduce tracking errors or harm BlackRock’s competitive position in the industry. Such a process may be time consuming, could require costly changes to fund prospectuses and other disclosure obligations and could potentially introduce administrative complexities to which the Company is not currently subject. Accordingly, BlackRock does not think that it is presently feasible to reduce its holdings in specified companies.

BlackRock is required to act in the best interests of its clients:

BlackRock is required to act in the best interests of its clients. BlackRock also has responsibilities to its clients and the stockholders in its funds to make investment decisions that are consistent with the investment guidelines contained in a fund’s prospectus. In keeping with these obligations, BlackRock’s investment advisor subsidiaries consider all material factors in assessing the merits of an investment and seek to achieve the best investment results for the funds they advise, consistent with stated investment goals and policies. We are concerned that the stockholder proposal, if implemented, would create a conflict of interest for our investment advisor subsidiaries in having to choose between their fiduciary duty to their clients to exercise investment discretion independently of the Company and the social objectives of an individual stockholder in the Company.

For the reasons stated above, the Board of Directors unanimously recommends that you vote “AGAINST” the stockholder proposal.

ITEM 6

STOCKHOLDER PROPOSAL – PRODUCTION OF AN ANNUAL REPORT ON CERTAIN TRADE

ASSOCIATION AND LOBBYING EXPENDITURES

American Federation of State, County and Municipal Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036-5687, the holder of 4,680 shares of common stock, has advised us that it intends to introduce the following resolution, which is co-sponsored by The Missionary Oblates of Mary Immaculate, which is a holder of 500 shares of common stock:

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately stockholder value, and

Whereas, we rely on the information provided by our company and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interests of stockholders and long-term value.

Resolved, the stockholders of BlackRock, Inc. (“BlackRock”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by BlackRock used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	BlackRock’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which BlackRock is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on BlackRock’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. BlackRock lists memberships in the Business Roundtable, the Investment Company Institute and the Financial Services Roundtable, which together spent over $51 million on lobbying in 2012 and 2013, but does not comprehensively disclose its memberships in, or payments to, trade associations, nor the portions of its contributions used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to BlackRock’s long-term interests.

BlackRock spent $4.67 million in 2012 and 2013 on direct federal lobbying activities (opensecrets.org). This federal figure does not include lobbying expenditures to influence legislation in states, where BlackRock also lobbies but disclosure is uneven or absent. For example, BlackRock spent more than $139,000 lobbying in California for 2013

(http://cal-access.ss.ca.gov/). BlackRock’s lobbying of the Financial Stability Oversight Council over fund industry oversight has attracted negative media attention (“BlackRock to Pimco Lobby Slows U.S. Move toward Oversight,” Bloomberg, Feb. 24, 2014.).

We urge support for this proposal.

THE BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board of Directors believes that the actions requested by the proponents are unnecessary and not in the best interest of our stockholders and unanimously recommends that you vote “AGAINST” this proposal for the following reasons:

Summary

We believe that advocating for public policies that increase financial transparency, protect investors and facilitate responsible growth of capital markets is an important part of our responsibilities to our stockholders and clients. We provide extensive disclosure of our public policy engagement efforts, political activities and the decision-making and oversight associated with such efforts and activities on our website. The comment letters we file, policy papers published through our ViewPoints series and our Public Policy Engagement and Political Participation Policies statement can all be found on the News & Insights – Public Policy section of our website. We are also fully compliant with all lobbying and political contribution disclosure rules and regulations.

We received this same stockholder proposal last year. We engaged extensively with both of this year’s proponents on these issues and made significant enhancements and improvements to our website and proxy disclosures as a result of this cooperative dialogue last year. The proposal was withdrawn last year after we provided these enhanced disclosures and demonstrated the transparency of our public policy positions.

We believe that our enhanced disclosures continue to be responsive to the request made in the proposal. A report beyond what has been published on our website and required in our public filings would impose a significant additional administrative burden on the Company, but provide minimal additional information of value to the vast majority of BlackRock stockholders. As a result, we believe that adoption of the proposal is unnecessary and not in the best interest of BlackRock or its stockholders and clients.

As detailed in our statement of Public Policy Engagement and Political Participation Policies on our website, BlackRock is committed to:

Full Transparency of Positions:

•	BlackRock comments on public policy topics through its ViewPoints publication, and comment letters and consultation responses to policy makers, which are available on the Company’s website.

Effective Oversight and Governance:

•	The head of BlackRock’s Government Relations and Public Policy team attends meetings of the Board’s Risk Committee and keeps Directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives.

•	BlackRock’s Government Relations and Public Policy team coordinates the Company’s engagement with policy makers and advocacy on public policy issues.

•	The Government Relations and Public Policy team works closely with the Company’s business and legal teams to identify legislative and regulatory priorities, globally and regionally, that will protect investors, increase shareholder value and facilitate responsible economic growth.

•	As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets.

•	BlackRock’s efforts are generally focused at the national or regional level, rather than at a state-specific level.

•	As part of BlackRock’s engagement in the public policy process, the Company participates in a number of trade organizations and industry groups, examples of which are publicly disclosed.

Full Compliance with Restrictions on Political Contributions, and Filing and Disclosure Obligations:

•	In compliance with federal regulations, as well as applicable state and local law, BlackRock does not contribute corporate funds to federal, state or local candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code.

•	Although permitted under federal law, BlackRock does not spend corporate funds directly on independent expenditures, including electioneering communications.

•	BlackRock’s political action committee is funded voluntarily by employees and its contributions are publicly disclosed to the Federal Election Commission.

•	BlackRock publicly discloses all U.S. federal lobbying costs and the issues to which our lobbying efforts relate, on a quarterly basis, as required under the Lobbying Disclosure Act. BlackRock also makes such disclosures at the state or local level to the extent required to do so under applicable lobbying laws.

For the reasons stated above, the Board of Directors unanimously recommends that you vote “AGAINST” this stockholder proposal.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholders who, in accordance with the Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2016 Annual Meeting must submit their proposals to BlackRock’s Corporate Secretary on or before December 18, 2015.

Apart from the Exchange Act Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to:

BlackRock, Inc. Attn: Corporate Secretary 55 East 52nd Street New York, New York 10055

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2016 Annual Meeting:

•	not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of stockholders; or

•	not later than 10 days following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 30 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2016 Annual Meeting is held within 30 days of the anniversary of the 2015 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2016 Annual Meeting by December 18, 2015. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

The nomination notice must contain the following information about the nominee:

•	name;

•	age;

•	business and residence addresses;

•	principal occupation or employment; and

•	the class and number of shares of common stock held by the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors.

Notice of a proposed item of business must include:

•	a brief description of the substance of, and the reasons for, conducting such business at the annual meeting;

•	the stockholder’s name and address;

•	the class and number of shares of common stock held by the stockholder (with supporting documentation where appropriate);

•	any material interest of the stockholder in such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

As to the stockholder giving notice, the notice must include:

•	the name and record address of the stockholder;

•	the class and number of shares of BlackRock which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or understandings between such stockholder and the proposed nominee and any other person or persons (including their names) pursuant to which the nomination is to be made by the stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

J. Russell McGranahan Corporate Secretary

ANNEX A

BLACKROCK, INC.

SECOND AMENDED AND RESTATED 1999 STOCK AWARD AND INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purposes of the Plan are to afford an incentive to Eligible Individuals to (i) continue as employees of or other service providers to the Company and its Affiliates, (ii) increase their efforts on behalf of the Company and (iii) promote the success of the Company’s business. Pursuant to the Plan, the Company may grant stock options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards or cash-based awards.

2.	Definitions.

(a)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)    “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Cash-Based Award granted under the Plan.

(c)    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)    “Beneficial Owner” (or any variant thereof) means a “beneficial owner” as defined in Rule 13d-3 under the Exchange Act.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cash-Based Award” means an Award granted pursuant to Section 6(b)(v) that is not denominated or valued by reference to Stock, including any such Award that is subject to the attainment of Performance Goals or otherwise as permitted under the Plan.

(g)    “Change in Control” means the occurrence of any of the following:

(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)    during any period of twelve consecutive months, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (A) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the amalgamated company or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or the amalgamated company or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets is consummated, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Section 409A of the Code, to the extent required to avoid additional income or other tax under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. A Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)    “Committee” means, until the Board appoints a different Committee to administer the Plan, the Management Development and Compensation Committee of the Board. The composition of the Committee shall at all times satisfy the applicable requirements of the New York Stock Exchange listing requirements.

(j)    “Company” means BlackRock, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)    “Effective Date” means the date on which the Plan is approved by stockholders of the Company.

(l)    “Eligible Individual” means an Employee, Non-Employee Director or other individual performing advisory or consulting services for the Company or an Affiliate, as determined and designated by the Committee.

(m)    “Employee” means any individual performing services for the Company or an Affiliate of the Company and designated as an employee on the payroll records of the Company or such Affiliate.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)    “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established in from time to time by the Committee, including without limitation, pursuant to any equity approval policy adopted by the Committee. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for such date, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(p)    “Grantee” means an Eligible Individual who has been granted an Award under the Plan.

(q)    “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r)    “Non-Employee Director” means a member of the Board who is not also an Employee.

(s)    “NQSO” means any Option that is designated as a nonqualified stock option.

(t)    “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or any Subsidiary.

(u)    “Other Stock-Based Award” means an Award granted pursuant to Section 6(b)(v) that is denominated or valued in whole or in part by reference to Stock, including, but not limited to (1) restricted or unrestricted Stock awarded subject to the attainment of Performance Goals or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash.

(v)    “Performance-Based Compensation” means any Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, in each case as amended from time to time.

(w)    “Performance Goals” means performance goals based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company or one or all of the Affiliates of the Company, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). To the extent possible, each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that, the Committee shall make such equitable adjustments as it determines to be appropriate to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or other Affiliate or the financial statements of the Company or any Subsidiary or other Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided, further, that, any such adjustments made to Performance Goals applicable to Awards intended to constitute Performance-Based Compensation shall be made in a manner so as not to adversely affect the treatment of such Awards as Performance-Based Compensation.

(x)    “Person” means a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(y)    “Plan” means this BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan, as amended from time to time.

(z)    “Plan Year” means the fiscal year of the Company.

(aa)    “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

(bb)    “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

(cc)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(dd)    “Stock” means shares of common stock, par value $0.01 per share, of the Company.

(ee)    “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or property as specified in the Award Agreement or determined by the Committee.

(ff)    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg)    “Substitute Award” means an Award designated as such and granted in connection with a transaction between the Company or an Affiliate and another entity or business in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Eligible Individuals as a result of such transaction or who were formerly employed by the acquired entity. An Award granted as inducement to joining the Company or an Affiliate in replacement of an award forfeited when leaving a previous employer to join the Company or an Affiliate shall not be considered a Substitute Award.

3.	Administration.

(a)    Committee; Committee Powers.

(i)    The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to (A) grant Awards; (B) determine the persons to whom and the time or times at which Awards shall be granted; (C) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; (D) determine Performance Goals that may be applicable to Awards; (E) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (F) make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; (G) designate Affiliates; (H) construe and interpret the terms of the Plan and any Award; (I) prescribe, amend and rescind rules and regulations relating to the Plan; (J) determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); (K) make all other determinations it deems necessary or advisable for the administration of the Plan and (L) correct any defect, supply any omission or reconcile any inconsistency in the terms of the Plan or any Award Agreement in the manner and to the extent that it shall deem desirable. Notwithstanding anything herein to the contrary, with respect to Grantees working outside the United

States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

(ii)    The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals (whether or not such Eligible Individuals are similarly-situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

(iii)    All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder of the Company. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

(b)    Meetings; Procedures. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(c)    Limitations on Repricing / Cash Buyouts. Notwithstanding anything in the Plan to the contrary, the Committee shall not (other than as provided in Section 5(d) or Section 7) (i) reduce the exercise price of any Option or SAR previously granted under the Plan, whether through amendment, cancellation or replacement grant or other means or (ii) provide for the cash buyout of any outstanding Option or SAR with an exercise price that is greater than the Fair Market Value per share of Stock on the date of such cash buyout, unless, in either case, the Company’s stockholders shall have approved such exercise price reduction or cash buyout.

4.	Eligibility.

Except as provided below, Awards shall be granted to the Eligible Individuals selected by the Committee. In determining the Eligible Individuals to whom Awards shall be granted and the type of Award (including the number of shares of Stock to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

ISOs shall be granted only to Employees of the Company or any of its Subsidiaries. No ISO shall be granted to any Employee of the Company or any of its Subsidiaries if such Employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years following the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5.	Stock Subject to the Plan.

(a)    Shares. Subject to adjustment as provided in Section 5(d), 34,500,000 shares of Stock shall be reserved for the grant or settlement of Awards under the Plan. Shares of Stock issued hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(b)    Share Counting. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates, expires or is settled without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, settlement or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, any and all shares of Stock that are (i) withheld or tendered in payment of an Option exercise price or (ii) withheld by the Company to satisfy any tax withholding obligation or (iii) covered by a SAR (to the extent that it is settled in shares of Stock, without regard to the number of shares of Stock that are actually issued to the Grantee upon exercise) shall not again be available for issuance under the Plan.

(c)    Maximum Individual Awards.

(i)    General. No more than 4,000,000 shares of Stock may be covered by stock-based Awards (including Options, SARs, Restricted Stock and Restricted Stock Units and Other Stock-Based Awards) made to a single Eligible Individual during any Plan Year, which number shall be subject to adjustment as provided in Section 5(d).

(ii)    Limits on Awards to Non-Employee Directors. Notwithstanding Section 5(c)(i), the aggregate maximum value of Awards granted under the Plan in any Plan Year to a Non-Employee Director in respect of services as a Non-Employee Director (including Awards made at the election of a Non-Employee Director in lieu of cash directors’ fees) shall not exceed $2,000,000. The value of Awards for purposes of the preceding sentence shall be determined based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (or any successor thereto).

(d)    Adjustments.

(i)    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, reclassification, repurchase, or share exchange, or other similar corporate transaction or event (any such event, a “Change in Capitalization”) affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

(ii)    Any adjustment made pursuant to Section 5(d)(i) in the Stock or other stock or securities (A) subject to outstanding ISOs (including any change in the exercise price) is intended to be made in a manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (B) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation and (C) with respect to any Award that is not subject to Section 409A of the Code, is intended to be made in a manner that would not subject the Award to Section 409A of the Code and, with respect to any Award that is subject to Section 409A of the Code, is intended to be made in a manner that complies with Section 409A of the Code and all regulations and other guidance issued thereunder.

(iii)    If, by reason of a Change in Capitalization, pursuant to an Award, a Grantee shall be entitled to, or shall be entitled to exercise an Option or SAR with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Stock subject to the Award, prior to such Change in Capitalization.

(e)    Substitute Awards. Notwithstanding the foregoing, shares subject to a Substitute Award shall not count against any share limit set forth in this Section 5.

6.	Terms of Awards.

(a)    General Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan, the Award Agreement and applicable law, payments to be made by the

Company or Affiliate upon the grant, maturation, settlement or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest, if any, to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan or applicable law, as the Committee shall determine.

(b)    Specific Terms of Awards. The Committee is authorized to grant to Eligible Individuals the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant.

(i)    Options. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(A)    Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)    Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, that, with respect to any Option that is not a Substitute Award, such exercise price shall be not less than the Fair Market Value per share of Stock on the date of grant. The Committee may provide, in the applicable Award Agreement or otherwise, for the method for payment of the exercise price, which may include, in the discretion of the Committee, payment: (1) in cash, electronic funds transfer or check acceptable to the Committee, (2) by an exchange of Stock previously owned by the Grantee for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee or Stock issuable to the Grantee pursuant to the Option, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment; (3) through a broker-dealer facilitated cashless exercise procedure acceptable to the Committee or (4) in any combination of any of the methods described in this Section 6(b)(i)(B).

(C)    Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, in each case as reflected in the Award Agreement; provided, that, subject to Section 6(c) and Section 7, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent in the form required by the Committee and otherwise in accordance with any procedures (including, without limitation, procedures restricting the frequency or method of exercise) as may be established by the Committee or its delegate from time to time.

(D)    Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of or otherwise in a service provider relationship with the Company and its Subsidiaries (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies) and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(E)    No Dividend Equivalents. In no event shall any Option granted under the Plan include any right to receive dividend equivalents with respect to such Option.

(F)    Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)    SARs. The Committee is authorized to grant SARs to Eligible Individuals on the following terms and conditions:

(A)    In General. A SAR may be granted on a standalone basis or in tandem with an Option. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may be granted only at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(B)    Settlement of SARs. With respect to each share subject thereto, a SAR shall confer on the Grantee a right to receive upon exercise an amount in cash or shares of Stock (at the sole discretion of the Committee) equal to the excess of (1) the Fair Market Value per share of Stock on the date of exercise over (2) the per share exercise price of the SAR (which shall, in the case of (i) a SAR granted in tandem with an Option, be equal to the exercise price of the underlying Option and (ii) any other SAR (other than a Substitute Award), be not less than the Fair Market Value per share of Stock on the date of grant). The exercise of a SAR shall be effected pursuant to any procedures established by the Committee or its delegate and/or as set forth in the applicable Award Agreement.

(C)    No Dividend Equivalents. In no event shall any SAR granted under the Plan include any right to receive dividend equivalents with respect to such SAR.

(iii)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Individuals on the following terms and conditions:

(A)    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, upon the attainment of Performance Goals. Except to the extent provided in the applicable Award Agreement, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends (in accordance with Section 6(b)(iii)(D)).

(B)    Forfeiture. Upon termination of employment or other service relationship with the Company or an Affiliate, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, that, subject to the terms of the Plan, the Committee may (1) provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived or will not apply, in whole or in part, in the event of terminations resulting from specified causes and (2) in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificates.

(D)    Dividends. Cash dividends paid on Restricted Stock shall be deferred and paid to a Grantee only when, and to the extent that, the shares of underlying Restricted Stock vest. Stock dividends shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock has been distributed.

(iv)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A)    Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee or, if permitted by the

Committee, upon expiration of such deferral period as may have been elected by the Grantee. The Committee may condition the vesting of and/or payment with respect to Restricted Stock Units, in whole or in part, upon the attainment of Performance Goals.

(B)    Forfeiture. Upon termination of employment or other service relationship with the Company or an Affiliate during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided, that, subject to the terms of the Plan, (1) the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes and (2) the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C)    Dividend Equivalents. If provided in the applicable Award Agreement, a holder of Restricted Stock Units shall be entitled to receive dividend equivalents with respect to such Restricted Stock Units, provided, that, such dividend equivalents shall not be payable unless and until, and to the extent that, the underlying Restricted Stock Units vest and become payable.

(v)    Other Stock-Based Awards or Cash-Based Awards. The Committee is authorized to grant Awards to Eligible Individuals in the form of Other Stock-Based Awards or Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the attainment of certain Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant. The maximum payment that any Grantee who is an executive officer of the Company may receive pursuant to a Cash-Based Award that is subject to the attainment of Performance Goals granted under this paragraph in any single Plan Year shall be $10,000,000. Subject to the terms of the Plan, payments earned hereunder may be decreased in the sole discretion of the Committee based on such factors as it deems appropriate.

(c)    Minimum Vesting. An Award granted under the Plan after the Effective Date shall not vest prior to the first anniversary of the date of grant of the Award. Notwithstanding the foregoing, the Committee may grant Awards that vest within one year following the date of grant (i) due to the Grantee’s retirement, death, disability, leave of absence, termination of employment, or upon the sale or other disposition of a Grantee’s employer or any other similar event, as determined by the Committee, (ii) as otherwise provided in Section 7 or (iii) as a Substitute Award in replacement of an award scheduled to vest within one year following the date of grant of such Substitute Award. Notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan pursuant to Section 5(a) (as adjusted pursuant to Section 5(d)) may be granted as Awards that provide for vesting within one year following the date of grant.

7.    Change in Control. Unless otherwise provided in a written agreement between the Grantee and the Company, or unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change in Control:

(a)    With respect to each outstanding Award granted after the Effective Date that is assumed or substituted in connection with the Change in Control, in the event the Grantee’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause (as defined in an Award Agreement) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(i)    any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(ii)    the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at target performance levels.

(b)    With respect to each outstanding Award granted after the Effective Date that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control, (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels. Each award subject to Section 409A of the Code shall vest and shall be paid in accordance with its terms or as may be permitted earlier under Section 409A of the Code.

(c)    For purposes of this Section 7, an Award shall be considered assumed or substituted if, following the Change in Control, the Award is of substantially comparable value and remains subject to substantially the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(d)    If the vesting of any Options and/or SARs is accelerated in connection with the Change in Control, the Committee shall have the discretion to provide that all Options and/or SARs outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

8.	General Provisions.

(a)    Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b)    Interpretation.

(i)    Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 and the Committee shall interpret and administer the Plan or any Award Agreement in a manner consistent therewith. Any provision inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(ii)    Compliance with Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and all regulations and other guidance issued thereunder. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan or any other plan or agreement of the Company or any of its Affiliates that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Grantee’s termination of employment or service with the Company will be made to such Grantee until such Grantee’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). Notwithstanding anything to the contrary in the Plan or any other plan or agreement of the Company or any of its Affiliates, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Grantee’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Grantee’s separation from service (or upon the Grantee’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Grantee pursuant to the Plan, which constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

(iii)    Compliance With Section 162(m). The Committee may make Awards of Performance-Based Compensation hereunder. The exercisability and/or payment of such Performance-Based Compensation may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Performance-Based Compensation that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

(c)    Forfeiture Events; Clawback. In addition to any forfeiture provisions otherwise applicable to an Award, a Grantee’s right to any payment or benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment (i) in accordance with any clawback, recoupment or similar policy of the Company as in effect from time to time or (ii) as required by applicable law.

(d)    No Right to Continued Employment. Nothing in the Plan or in any Award granted under the Plan or in any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or other service provider to the Company or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment or other service provider relationship.

(e)    Withholding and Other Taxes. The Company or any applicable Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan (including from a distribution of Stock) or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. If Stock is withheld to satisfy withholding and other taxes due in connection with an exercise of an Option, the Company shall not withhold more Stock than is necessary to satisfy the minimum withholding obligation in respect of such exercise.

(f)    Amendment and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, (i) no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan and (ii) any amendment shall be approved by stockholders, unless otherwise determined by the Board, if necessary to comply with state law, stock listing requirements or other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date.

(g)    No Rights to Awards; No Stockholder Rights. No Grantee or Eligible Individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date as of which the Grantee is identified as a stockholder on the books and records of the Company with respect to such shares.

(h)    Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Regulations and Other Approvals.

(i)    The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)    Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)    In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k)    Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

BLACKROCK, INC. 55 EAST 52ND STREET NEW YORK, NY 10055

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER MATERIALS

If you would like to reduce the costs incurred by BlackRock, Inc. in mailing proxy materials, you can consent to receive all future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided if you received your proxy materials by mail or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

STOCKHOLDER MEETING REGISTRATION:

To request an admission ticket to attend the meeting, visit the “stockholder meeting registration” link at www.proxyvote.com and provide the 16-digit control number located on your proxy card. You must have an admissions ticket to attend the meeting. You must request an admission ticket by 11:59 p.m. Eastern Time on May 27, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88571-P63903	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKROCK, INC.
A. The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.
1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Abdlatif Yousef Al-Hamad	☐	☐	☐

	1b. Mathis Cabiallavetta	☐	☐	☐				For	Against	Abstain

	1c. Pamela Daley	☐	☐	☐		1m.	Cheryl D. Mills	☐	☐	☐

	1d. William S. Demchak	☐	☐	☐		1n.	Thomas H. O’Brien	☐	☐	☐

	1e. Jessica P. Einhorn	☐	☐	☐		1o.	Ivan G. Seidenberg	☐	☐	☐

	1f. Laurence D. Fink	☐	☐	☐		1p.	Marco Antonio Slim Domit	☐	☐	☐
	1g. Fabrizio Freda	☐	☐	☐		1q.	John S. Varley	☐	☐	☐
	1h. Murray S. Gerber	☐	☐	☐		1r.	Susan L. Wagner	☐	☐	☐
	1i. James Grosfeld	☐	☐	☐	2.	Approval of the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan.		☐	☐	☐
	1j. Robert S. Kapito	☐	☐	☐	3.	Approval, in a non-binding advisory vote, of the compensation of the named executive officers, as disclosed and discussed in the Proxy Statement.		☐	☐	☐
	1k. David H. Komansky	☐	☐	☐	4.	Ratification of the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2015.		☐	☐	☐
	1l. Sir Deryck Maughan	☐	☐	☐	B. Stockholder Proposals - The Board of Directors recommends a vote AGAINST Proposals 5 and 6.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	5.	A stockholder proposal by Mr. Eric Cohen regarding the adoption of procedures to avoid holding or recommending investments in companies that substantially contribute to genocide.		☐	☐	☐
6.

A stockholder proposal by the American Federation of State, County and Municipal Employees Pension Plan and the Missionary Oblates of Mary Immaculate regarding the production of an annual report on certain trade association and lobbying expenditures.

								☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, FOR Item 4, AGAINST Item 5 and AGAINST Item 6, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BLACKROCK, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

May 28, 2015

8:00 AM, local time

The New York Palace Hotel

455 Madison Avenue

New York, New York 10022

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 27, 2015.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M88572-P63903

PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary S. Shedlin and J. Russell McGranahan, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of April 1, 2015, at the 2015 Annual Meeting of Stockholders to be held on May 28, 2015, beginning at 8:00 a.m., local time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, FOR Item 4, AGAINST Item 5 and AGAINST Item 6.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side